UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ___)
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Berkshire Hills Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

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[BERKSHIRE HILLS BANCORP LOGO]
March 26, 2009
Dear Stockholder:
You are cordially invited to attend the annual meeting of stockholders of Berkshire Hills Bancorp, Inc. to be held at:
The Crowne Plaza Hotel
One West Street
Pittsfield, Massachusetts
Thursday, May 7, 2009
10:00 a.m., local time
The notice of annual meeting and proxy statement appearing on the following pages describe the formal business to be transacted at the meeting. Directors and officers of the Company, as well as a representative of Wolf & Company, P.C., the Company’s independent registered public accounting firm, will be present to respond to appropriate questions of stockholders.
It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. To make sure your shares are represented, we urge you to complete and mail the enclosed proxy card promptly. If you attend the meeting, you may vote in person even if you have previously voted.
The Board of Directors recommends that you vote “FOR” each of the proposals to be presented at the annual meeting.
Sincerely,

Michael P. Daly	Lawrence A. Bossidy
President and Chief Executive Officer	Non-Executive Chairman of the Board

[Berkshire Hills Bancorp Logo]
24 North Street
Pittsfield, Massachusetts 01201
(413) 443-5601

NOTICE OF 2009 ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	10:00 a.m. on Thursday, May 7, 2009

PLACE	Crowne Plaza Hotel One West Street Pittsfield, Massachusetts

ITEMS OF BUSINESS	(1) To elect four directors to serve for a term of three years.

(2) To ratify the selection of Wolf & Company, P.C. as our independent registered public accounting firm for fiscal year 2009.

(3) To give advisory (non-binding) approval of executive compensation.

(4) To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

RECORD DATE	Stockholders as of the close of business on the record date, March 10, 2009, are entitled to one vote for each share of common stock held at that time.

VOTING
It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the proxy card or voting instruction card sent to you. Voting instructions are printed on your proxy or voting instruction card and included in the accompanying proxy statement. Stockholders owning their shares through a broker, bank or other nominee may be able to vote by telephone or by the Internet. Please see the enclosed voting instructions on how to vote your shares. You can revoke a proxy at any time before its exercise at the meeting by following the instructions in the proxy statement.

Kevin P. Riley Corporate Secretary March 26, 2009

Berkshire Hills Bancorp, Inc.

Proxy Statement

Berkshire Hills Bancorp, Inc.

Proxy Statement

General Information
We are providing this proxy statement to you in connection with the solicitation of proxies by the Board of Directors of Berkshire Hills Bancorp, Inc. for the 2009 annual meeting of stockholders and for any adjournment or postponement of the meeting. In this proxy statement, we may also refer to Berkshire Hills Bancorp, Inc. as “Berkshire Hills,” the “Company,” “we,” “our” or “us.”
Berkshire Hills is the holding company for Berkshire Bank and Berkshire Insurance Group, Inc. In this proxy statement, we may also refer to Berkshire Bank as the “Bank.”
We are holding the 2009 annual meeting at the Crowne Plaza Hotel, One West Street, Pittsfield, Massachusetts on Thursday, May 7, 2009 at 10:00 a.m., local time.
We intend to mail this proxy statement and the enclosed proxy card to stockholders of record beginning on or about March 26, 2009.
Information About Voting
Who Can Vote at the Meeting
You are entitled to vote the shares of Berkshire Hills common stock that you owned as of the close of business on March 10, 2009. As of the close of business on March 10, 2009, a total of  _____  shares of Company common stock were outstanding. Each share of common stock has one vote.
The Company’s Certificate of Incorporation provides that a record owner of the Company’s common stock who beneficially owns, either directly or indirectly, in excess of 10% of the Company’s outstanding shares, is not entitled to any vote in respect of the shares held in excess of the 10% limit. There are no such record owners as of March 10, 2009.
Ownership of Shares; Attending the Meeting
You may own shares of Berkshire Hills in one of the following ways:
•	Directly in your name as the stockholder of record;

•	Indirectly through a broker, bank or other holder of record in “street name”; or

•	Indirectly in the Berkshire Hills Bancorp, Inc. Stock Fund of our 401(k) Plan or the trust that holds restricted stock awards issued to directors and employees under our equity plans.

If your shares are registered directly in your name, you are the holder of record of these shares and we are sending these proxy materials directly to you. As the holder of record, you have the right to give your proxy directly to us or to vote in person at the meeting. If you wish to vote at the meeting, you will need to bring proof of identity.
If you hold your shares in street name, your broker, bank or other holder of record is sending these proxy materials to you. As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote by filling out a voting form that accompanies your proxy materials. Your broker, bank or nominee may allow you to provide voting instructions by telephone or by the Internet. Please see the form provided by your broker, bank or nominee that accompanies this proxy statement.
If you hold your shares in street name and wish to attend the meeting, you will need to bring proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of Berkshire Hills common stock held in street name in person at the meeting, you must obtain a written proxy in your name from the broker, bank or nominee who is the record holder of your shares. You will also need to bring proof of identity to vote at the meeting.
Quorum and Vote Required
Quorum. We will have a quorum and will be able to conduct the business of the annual meeting if the holders of a majority of the outstanding shares of common stock entitled to vote are present at the meeting, either in person or by proxy.
Votes Required for Proposals. At this year’s annual meeting, stockholders will elect four directors to serve a term of three years. In voting on the election of directors, you may vote in favor of the nominees, withhold votes as to all nominees, or withhold votes as to specific nominees. There is no cumulative voting for the election of directors. Directors must be elected by a plurality of the votes cast at the annual meeting. This means that the four nominees receiving the greatest number of votes will be elected.
In voting on the ratification of the appointment of Wolf & Company, P.C. as the Company’s independent registered public accounting firm, you may vote in favor of the proposal, vote against the proposal or abstain from voting. To ratify the selection of Wolf & Company, P.C. as our independent registered public accounting firm for 2009, the affirmative vote of a majority of the votes cast at the annual meeting is required.
For all other proposals, the proposal must be approved by a majority of the shares present in person or by proxy and entitled to vote at this Annual Meeting. Generally, abstentions will have the effect of a vote against the proposal; however, broker non-votes (described below) will not be considered present for purposes of the proposal and therefore will have no effect on the outcome of the proposal.
Routine and Non-Routine Proposals. Applicable rules determine whether proposals presented at stockholder meetings are routine or non-routine. If a proposal is routine, a broker or other entity holding shares for an owner in street name may vote on the proposal without receiving voting instructions from the owner. If a proposal is non-routine, the broker or other entity may vote on the proposal only if the owner has provided voting instructions. A broker non-vote occurs when a broker or other entity is unable to vote on a particular proposal and has not received voting instructions from the beneficial owner. The election of directors, the ratification of Wolf & Company, P.C. as our independent registered accounting firm for 2009, and the advisory approval of executive compensation are currently considered routine matters.

How We Count Votes. If you return valid proxy instructions or attend the meeting in person, we will count your shares to determine whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted to determine the existence of a quorum.
In the election of directors, votes that are withheld and broker non-votes will have no effect on the outcome of the election.
In counting votes on the proposal to ratify the selection of the independent registered public accounting firm, we will not count abstentions and broker non-votes as votes cast on the proposal. Therefore, abstentions and broker non-votes will have no impact on the outcome of the proposal.
Voting by Proxy
The Company’s Board of Directors is sending you this proxy statement to request that you allow your shares of Company common stock to be represented at the annual meeting by the persons named as proxies on the enclosed proxy card. All shares of Company common stock represented at the meeting by properly executed and dated proxies will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors. The Board of Directors recommends that you vote “FOR” each of the nominees for director and “FOR” ratification of the appointment of Wolf & Company, P.C. as the Company’s independent registered public accounting firm for fiscal year 2009 and “FOR” the other proposals.
If any matters not described in this proxy statement are properly presented at the annual meeting, the persons named as proxies on the proxy card will use their judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the meeting to solicit additional proxies. If the annual meeting is postponed or adjourned, your Company common stock may be voted by the persons named in the proxy card on the new meeting date, provided such new meeting occurs within 30 days of the annual meeting and you have not revoked your proxy. The Company does not currently know of any other matters to be presented at the meeting.
You may revoke your proxy at any time before the vote is taken at the meeting. To revoke your proxy, you must either advise the Corporate Secretary of the Company in writing before your common stock has been voted at the annual meeting, deliver a later dated proxy or attend the meeting and vote your shares in person by ballot. Attendance at the annual meeting will not in itself constitute revocation of your proxy.
Participants in the Berkshire Bank 401(k) Plan
If you invest in Berkshire Hills common stock through the Berkshire Hills Bancorp Stock Fund in our 401(k) Plan, you will receive a voting instruction card that reflects all shares you may vote under the plan. Under the terms of the 401(k) Plan, a participant is entitled to direct the trustee how to vote the shares in the Berkshire Hills Bancorp, Inc. Stock Fund credited to his or her account. The trustee will vote all shares for which it does not receive timely instructions from participants in the same proportion as shares for which the trustee received voting instructions. The deadline for returning your voting instructions is April 27, 2009.

Corporate Governance
Director Independence
The Company’s Board of Directors currently consists of twelve members, all of whom are independent under the listing requirements of The NASDAQ Stock Market, except for Mr. Daly, who is President and Chief Executive Officer of Berkshire Hills and Berkshire Bank, and Mr. Farrell, who provides consulting services to the Company and its subsidiaries. In determining the independence of its directors, the Board considered transactions, relationships and arrangements between the Company and its directors that are not required to be disclosed in this proxy statement under the heading “Transactions with Related Persons,” including loans or lines of credit that the Bank has directly or indirectly made to Directors Mahoney, Miller, Phelps, Templeton and Thurston.
Corporate Governance Policy
The Board of Directors has adopted a corporate governance policy to govern certain activities, including: the duties and responsibilities of directors; the composition, responsibilities and operation of the Board of Directors; the operation of board committees; succession planning; convening executive sessions of independent directors; the Board of Directors’ interaction with management and third parties; and the evaluation of the performance of the Board of Directors and of the Chief Executive Officer.
Committees of the Board of Directors
The following table identifies our standing committees and their members as of March 15, 2009. All members of each committee are independent in accordance with the listing requirements of The NASDAQ Stock Market. Each committee operates under a written charter that is approved by the Board of Directors that governs its composition, responsibilities and operation. Each committee reviews and reassesses the adequacy of its charter at least annually. The charters of all four committees are available in the Governance Documents portion of the Investor Relations section of the Company’s Web site (www.berkshirebank.com).

Corporate
Governance/
	Audit		Compensation		Nominating		Risk Management
Director	Committee		Committee		Committee		Committee
Wallace W. Altes							X
Lawrence A. Bossidy			X		X	*
Michael P. Daly
John B. Davies			X	*	X
Rodney C. Dimock	X
David B. Farrell							X
Susan M. Hill	X
Cornelius D. Mahoney					X		X	*
Catherine B. Miller			X
David E. Phelps	X	*			X
D. Jeffrey Templeton							X
Corydon L. Thurston	X

Number of Meetings in 2008	7		7		7		5

*	Denotes Chairperson

Audit Committee
The Audit Committee assists the Board of Directors in its oversight of the Company’s accounting and reporting practices, the quality and integrity of the Company’s financial reports and the Company’s compliance with legal and regulatory requirements related to accounting and financial reporting. The Committee is also responsible for engaging the Company’s independent registered public accounting firm and monitoring its performance and independence. Each member of the audit committee is independent under the listing requirements of The NASDAQ Stock Market and the rules of the Securities and Exchange Commission applicable to audit committee members. The Board of Directors has designated director Hill as an audit committee financial expert under the rules of the Securities and Exchange Commission.
Compensation Committee
The Compensation Committee approves the compensation objectives for the Company and its subsidiaries and establishes the compensation for the Chief Executive Officer and other executives. The Compensation Committee also reviews the Company’s incentive compensation and other equity plans and recommends changes to the plans as needed. The Compensation Committee reviews all compensation components for the Company’s Chief Executive Officer and other highly compensated executive officers, including base salary, annual incentive, long-term incentives/equity, benefits and other perquisites. In addition to reviewing competitive market factors, the Compensation Committee also examines the total compensation mix, pay-for-performance relationship, and how all elements, in the aggregate, comprise the executive’s total compensation package. Decisions by the Compensation Committee with respect to the compensation of executive officers are approved by the full Board of Directors. See “Compensation Discussion and Analysis” for more information regarding the role of the Compensation Committee, management and compensation consultants in determining and/or recommending the amount or form of executive compensation.
Corporate Governance/Nominating Committee
The Company’s Corporate Governance/Nominating Committee assists the Board of Directors in: (1) identifying qualified individuals to serve as Board members, (2) determining the composition of the Board of Directors and its committees, (3) monitoring a process to assess Board effectiveness and (4) developing and implementing the Company’s corporate governance guidelines. The Corporate Governance/Nominating Committee also considers and recommends the nominees for director to stand for election at the Company’s annual meeting of stockholders.
Minimum Qualifications. The Corporate Governance/Nominating Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board of Directors. A candidate must meet the eligibility requirements set forth in the Company’s bylaws, which include a residency requirement and a requirement that the candidate not have been subject to certain criminal or regulatory actions. A candidate also must meet any qualification requirements set forth in any Board or committee governing documents.
If the candidate is deemed eligible for election to the Board of Directors, the Corporate Governance/Nominating Committee will then evaluate the following criteria in selecting nominees:
X	financial, regulatory and business experience;

X	familiarity with and participation in the local communities;

X	integrity, honesty and reputation in connection with upholding a position of trust with respect to customers;

X	dedication to the Company and its stockholders; and independence.

The Committee also will consider any other factors the Corporate Governance/Nominating Committee deems relevant, including age, diversity, size of the Board of Directors and regulatory disclosure obligations.
With respect to nominating an existing director for re-election to the Board of Directors, the Corporate Governance/Nominating Committee will consider and review an existing director’s board and committee attendance and performance; length of board service; the experience, skills and contributions that the existing director brings to the board; and independence.
Director Nomination Process. The Corporate Governance/Nominating Committee has adopted a process to identify and evaluate individuals to be nominated for election to the Board of Directors. For purposes of identifying nominees, the Corporate Governance/Nominating Committee relies on personal contacts of the committee members and other members of the Board of Directors, as well as its knowledge of members of the communities served by the Company and its subsidiaries. The Corporate Governance/Nominating Committee will also consider director candidates recommended by stockholders in accordance with the policy and procedures set forth below. The Corporate Governance/Nominating Committee has not previously used an independent search firm to identify nominees.
In evaluating potential nominees, the Corporate Governance/Nominating Committee determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under certain criteria, which are described above under “Minimum Qualifications”. If such individual fulfills these criteria, the Corporate Governance/Nominating Committee will conduct a check of the individual’s background and interview the candidate to further assess the qualities of the prospective nominee and the contributions he or she would make to the Board.
Consideration of Recommendations by Stockholders. It is the policy of the Corporate Governance/Nominating Committee of the Board of Directors of the Company to consider director candidates recommended by stockholders who appear to be qualified to serve on the Company’s Board of Directors. The Corporate Governance/Nominating Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Corporate Governance/Nominating Committee does not perceive a need to increase the size of the Board of Directors. To avoid the unnecessary use of the Corporate Governance/Nominating Committee’s resources, the Corporate Governance/Nominating Committee will consider only those director candidates recommended in accordance with the procedures set forth below.
Procedures to be Followed by Stockholders. To submit a recommendation of a director candidate to the Corporate Governance/Nominating Committee, a stockholder should submit the following information in writing, addressed to the Chairman of the Corporate Governance/Nominating Committee, care of the Corporate Secretary, at the main office of the Company:
1.	The name of the person recommended as a director candidate;

2.	All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934;

3.	The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

4.
As to the stockholder making the recommendation, the name and address of such stockholder as it appears on the Company’s books; provided, however, that if the stockholder is not a registered holder of the Company’s common stock, the stockholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the Company’s common stock; and

5.	A statement disclosing whether such stockholder is acting with or on behalf of any other person and, if applicable, the identity of such person.
In order for a director candidate to be considered for nomination at the Company’s annual meeting of stockholders, the recommendation must be received by the Corporate Governance/Nominating Committee at least 120 calendar days before the date the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting, advanced by one year.
Risk Management Committee
The Risk Management Committee assists the Board of Directors in: (1) overseeing management’s program to limit or control the material business risks that confront the Company; and (2) approving policies and procedures designed to lead to an understanding of and to identify, control, monitor and measure the material business risks of the Company and its subsidiaries. These material business risks include, but are not limited to, credit risk, interest rate risk, liquidity risk, regulatory risk, legal risk, operational risk, strategic risk and reputation risk.
Board and Committee Meetings
During 2008, the Board of Directors held 9 meetings. All of the current directors attended at least 75% of the total number of the board meetings and committee meetings held on which such directors served during 2008.
Director Attendance at Annual Meeting of Stockholders
The Board of Directors encourages each director to attend annual meetings of stockholders. All but four directors attended the 2008 annual meeting of stockholders.
Code of Business Conduct
The Company has adopted a Code of Business Conduct that is designed to promote the highest standards of ethical conduct by the Company’s directors, executive officers and employees. The Code of Ethics and Business Conduct, which applies to all employees and directors, addresses conflicts of interest, the treatment of confidential information, general employee conduct and compliance with applicable laws, rules and regulations. In addition, the Code of Ethics and Business Conduct is designed to deter wrongdoing and promote honest and ethical conduct, the avoidance of conflicts of interest, full and accurate disclosure and compliance with all applicable laws, rules and regulations. A copy of the Code of Business Conduct can be found in the Governance Documents portion of the Investor Relations section of the Company’s Web site (www.berkshirebank.com).

Audit Committee Report
The Company’s management is responsible for the Company’s internal controls and financial reporting process. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the fair presentation of those financial statements in conformity with generally accepted accounting principles. The independent registered public accounting firm is also responsible for issuing an opinion on the Company’s internal control over financial reporting based on criteria issued by the Committee on Sponsoring Organizations of the Treadway Commission. The Audit Committee oversees the Company’s internal controls and financial reporting process on behalf of the Board of Directors.
In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles and provided its Report on Internal Control over Financial Reporting. The Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 114 (Communication With Those Charged With Governance), including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for its audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of its examination, its evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.
In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning the independent registered public accounting firm’s independence. In concluding that the registered public accounting firm is independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the firm were compatible with its independence.
In performing all of these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm that, in its report, expresses an opinion on the fairness and conformity of the Company’s financial statements to generally accepted accounting principles. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that the Company’s financial statements are presented fairly in accordance with generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s independent registered public accounting firm is “independent.”

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the Securities and Exchange Commission. The Audit Committee also has approved, subject to stockholder ratification, the selection of Wolf & Company, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009.
Audit Committee of the Board of Directors of
Berkshire Hills Bancorp, Inc.
David E. Phelps, Chair
Rodney C. Dimock
Susan M. Hill
Corydon L. Thurston
Director Compensation
The Company uses a combination of cash, restricted stock and stock options to attract and retain qualified candidates to serve on the Board. Equity compensation provides the opportunity to earn more based on the Company’s total stockholder return and to align directors’ interests with those of the Company’s stockholders. The Corporate Governance/Nominating Committee reviews director compensation and benefits annually and makes recommendations to the Board. The following table provides the compensation received by individuals who served as non-employee directors of the Company during the 2008 fiscal year. This table excludes perquisites, which did not exceed $10,000 in the aggregate for each director.

	Fees Earned or	Stock	Option	All Other
	Paid in Cash	Awards	Awards	Compensation	Total
Name	($)	($)(1)(2)	($)(2)(3)	($)(4)	($)

Wallace W. Altes	32,100.00	20,416	—	447	52,963
Lawrence A. Bossidy	33,100.00	20,416	4,278	3,948	61,742
John B. Davies	32,100.00	20,416	—	447	52,963
Rodney C. Dimock	32,100.00	20,423	—	254	52,777
David B. Farrell	33,100.00	20,416	—	447	53,963
Susan M. Hill	32,100.00	19,488	—	211	51,799
Cornelius D. Mahoney	33,100.00	20,416	—	18,607	72,123
Catherine B. Miller	32,100.00	20,416	—	447	52,963
Edward G. McCormick(5)	33,100.00	20,416	—	447	53,963
David E. Phelps	32,100.00	20,450	—	254	52,804
D. Jeffrey Templeton	32,100.00	20,416	—	447	52,963
Corydon L. Thurston	32,100.00	20,416	—	447	52,963

(1)
Reflects the compensation expense recognized for financial statement reporting purposes, in accordance with FAS 123(R), on the outstanding shares of stock awards for each director. The grant date fair value of 1,346 shares of stock awards granted to each director on January 30, 2008, was $30,002. When shares become vested and are distributed from the trust in which they are held, the director also receives an amount equal to the accumulated cash and stock dividends (if any) paid with respect thereto, plus earnings thereon.

(footnotes continued on following page)

(2)	As of December 31, 2008, each non-employee director had the following number of unvested shares of restricted stock and stock options outstanding:

	Shares of Unvested
	Restricted Stock	Stock Options
Name	Held in Trust	Outstanding

Wallace W. Altes	1,679	—
Lawrence A. Bossidy	1,679	12,005
John B. Davies	1,679	21,621
Rodney C. Dimock	2,012	—
David B. Farrell	1,679	—
Susan M. Hill	2,012	—
Cornelius D. Mahoney	1,679	15,000
Edward G. McCormick	1,679	495
Catherine B. Miller	2,012	7,401
David E. Phelps	1,679	—
Jeffrey D. Templeton	1,679	5,260
Corydon L. Thurston	1,679	12,005

(3)
Reflects the compensation expense recognized for financial statement reporting purposes in accordance with FAS 123(R) for outstanding stock options for each of the non-employee directors, based upon a fair value of: (1) $7.98 for options granted in 2004 to Messrs. Bossidy, McCormick and Thurston and Ms. Miller, in each case using the Black-Scholes option pricing model. The actual value, if any, realized by a director from any option will depend on the extent to which the market value of the common stock exceeds the exercise price of the option on the date the option is exercised. Accordingly, there is no assurance that the value realized by a director will be at or near the value estimated above.

(4)	Reflects the dollar value of dividends paid on stock awards. For Mr. Mahoney, also includes $18,160 which represents the imputed income recognized under a split-dollar life insurance arrangement.

(5)	On February 1, 2009, after many years of service, Mr. McCormick resigned as a director of the Company.
Cash Retainers for Non-Employee Directors. The following table sets forth the applicable retainers that will be paid to our non-employee directors for their service on our Board of Directors during 2009.

Annual Retainer for Board Service	$10,500

Annual Retainer for Committee Chairs	$1,000

Annual Retainer for Attendance at Board Meetings	$7,200

Annual Retainer for Attendance at Committee Meetings	$14,400

Stock Ownership
The following table provides information as of March 1, 2009, with respect to persons known by the Company to be the beneficial owners of more than 5% of the Company’s outstanding common stock. A person may be considered to own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investing power. Percentages are based on 12,259,578 shares outstanding at March 1, 2009.

	Number of Shares		Percent of Common
Name and Address	Owned		Stock Outstanding

Dimensional Fund Advisors LP	879,985	(1)	7.2%
1299 Ocean Avenue Santa Monica, California 90401

Columbia Wanger Asset Management, L.P.	715,855	(2)	5.8
227 West Monroe Street, Suite 3000 Chicago, IL 60606

MFC Global Investment Management (U.S.), LLC	669,937	(3)	5.5
101 Huntington Avenue Boston, Massachusetts 02199

Barclays Global Investors, NA	473,917	(4)	3.9
400 Howard Street San Francisco, CA 94105

(1)	Based on information contained in a Schedule 13G/A filed with the U.S. Securities and Exchange Commission on February 9, 2009.

(2)	Based on information contained in a Schedule13G filed with the U.S. Securities and Exchange Commission on February 5, 2009.

(3)	Based on information contained in a Schedule 13G filed with the U.S. Securities and Exchange Commission on February 10, 2009.

(4)	Based on information contained in a Schedule13G filed with the U.S. Securities and Exchange Commission on February 5, 2009.

The following table provides information about the shares of Company common stock that are owned by each director or nominee for director of the Company, by the executive officers named in the Summary Compensation Table and by all directors, nominees for director and executive officers of the Company as a group as of March 1, 2009. A person may be considered to own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power. Unless otherwise indicated, each of the named individuals has sole voting and investment power with respect to the shares shown and none of the shares shown have been pledged. The number of shares owned by all directors and executive officers as a group totaled 4.0% of our outstanding common stock as of March 1, 2009. Each director and named executive officer owned less than 1.0% of our outstanding common stock as of that date, except for Mr. Daly who owned 1.2% of our common stock as of that date. Percentages are based on 12,259,578 shares outstanding at March 1, 2009.

	Number of Shares
	Owned (Excluding		Options Exercisable
Name	Options) (1)		Within 60 Days	Total

Directors
Wallace W. Altes	6,346		—	6,346
Lawrence A. Bossidy	68,388	(2)	12,005	80,393
Michael P. Daly	96,197	(3)	56,000	152,197
John B. Davies	8,359		21,621	29,980
Rodney C. Dimock	8,847	(4)	—	8,847
David B. Farrell	7,951		—	7,951
Susan M. Hill	18,279	(5)	—	18,279
Cornelius D. Mahoney	56,567	(6)	15,000	71,567
Catherine B. Miller	15,889	(7)	7,401	23,290
David E. Phelps	3,736		—	3,736
D. Jeffrey Templeton	16,869		5,260	22,129
Corydon L. Thurston	13,501	(8)	12,005	25,506

Named Executive Officers Who Are Not Directors
John S. Millet	5,700		—	5,700
Michael J. Oleksak	9,968		—	9,968
Shepard D. Raine	8,981		—	8,981
Kevin P. Riley	27,867		—	27,867

All Executive Officers and Directors, as a Group (16 persons)	361,290		129,292	490,582

(1)	This column includes the following:

	Shares of	Shares Held In
	Granted but Unearned	Trust in the
	Restricted Stock	Berkshire Bank
	Held In Trust	401(k) Plan

Mr. Altes	897	—
Mr. Bossidy	897	—
Mr. Daly	16,828	15,756
Mr. Davies	897	—
Mr. Dimock	1,230	—
Mr. Farrell	897	—
Ms. Hill	1,563	—
Mr. Mahoney	897	—
Ms. Miller	897	—
Mr. Phelps	1,230	—
Mr. Templeton	897	—
Mr. Thurston	897	—
Mr. Millet	3,652	—
Mr. Oleksak	7,043	—
Mr. Rainie	6,026	—
Mr. Riley	6,955	—

(2)	Includes 65,225 shares held in a trust.

(3)	Includes 40,456 shares pledged as security.

(4)	Includes 3,100 shares held by an LLC.

(5)	Includes 122 shares held by Ms. Hill’s spouse’s IRA.

(6)	Includes 675 shares held by each of Mr. Mahoney’s two children via trusts. Includes 53,538 shares pledged as security.

(7)	Includes 1,031 shares held by Ms. Miller’s spouse.

(8)	Includes 112 shares held by a custodian for Mr. Thurston’s child.

Proposals to be Voted on by Stockholders
Proposal 1 — Election of Directors
The Company’s Board of Directors currently consists of twelve members. The Board is divided into three classes, each with three-year staggered terms, with one-third of the directors elected each year. The nominees for election this year are Wallace W. Altes, Lawrence A. Bossidy, D. Jeffrey Templeton and Corydon L. Thurston, all of whom are current directors of the Company and the Bank.
It is intended that the proxies solicited by the Board of Directors will be voted for the election of the nominees named above. If any nominee is unable to serve, the persons named in the proxy card will vote your shares to approve the election of any substitute proposed by the Board of Directors. At this time, the Board of Directors knows of no reason why any nominee might be unable to serve.
The Board of Directors recommends a vote “FOR” the election of all nominees.
Information regarding the nominees and the directors continuing in office is provided below. Unless otherwise stated, each individual has held his or her current occupation for the last five years. The age indicated in each nominee’s biography is as of December 31, 2008. There are no family relationships among the directors or executive officers. The indicated period for service as a director includes service as a director of the Bank.
Board Nominees for Terms Ending in 2012
Wallace W. Altes was the Executive-in-Residence at the Graduate College of Union University in Schenectady, New York until his retirement in 2007. Mr. Altes is currently a self-employed executive consultant providing consulting services to companies in the Albany Tech Valley Region. From 2002 to 2004, he was executive counsel to Sawchuk, Brown Associates, an Albany-based public relations firm and from 1989 to 2002, he was the President of the Albany-Colonie Chamber of Commerce. Age 67. Director since 2006.
Lawrence A. Bossidy held the positions of Chairman and Chief Executive Officer of Honeywell International, Inc. and before that was Chairman and Chief Executive Officer of AlliedSignal. Before that, he held the positions of Chief Operating Officer of General Electric Credit, President of General Electric’s Services and Materials Sector and Vice Chairman of General Electric. Mr. Bossidy has served as a member of the Board of Directors of Merck & Co., Inc., JPMorgan Chase, and K&F Industries Holdings. Age 73. Director since 2002.
D. Jeffrey Templeton is the owner and President of The Mosher Company, Inc., located in Chicopee, Massachusetts, a manufacturer of buffing and polishing compounds, abrasive slurries and a distributor of related grinding, polishing and lapping machinery. Mr. Templeton is a former director of Woronoco Bancorp. Age 67. Director since 2005.
Corydon L. Thurston is the owner and President of North Adams Tower Company, Inc. which owns and manages telecommunications towers. He also serves as acquisition specialist and special projects consultant for Redstone Properties, Inc., a land development company, located in Williamstown, Massachusetts. Mr. Thurston was President of Berkshire Broadcasting Co., Inc., a company founded in 1963 that owned and operated commercial radio stations in North Adams and Great Barrington, Massachusetts, until their sale in May, 2004. Age 56. Director since 1988.

Directors with Terms Ending in 2010
John B. Davies is a former Executive Vice President of Massachusetts Mutual Life Insurance and is currently an Agent Emeritus with Massachusetts Mutual providing high net worth counseling with a focus on tax efficiency and intergenerational transfers of wealth. Mr. Davies is a former director of Woronoco Bancorp. Age 59. Director since 2005.
Rodney C. Dimock is a Principal at Arrow Capital, LLC, a private investing property development and consulting services company, located in West Granby, Connecticut. He was formerly President, Chief Operating Officer and a director of Cornerstone Properties, a $4.8 billion office building real estate investment trust and before that he was President of Aetna Realty Investors, Inc., one of the country’s largest real estate investment management advisors. Age 62. Director since 2006.
David E. Phelps is the President and Chief Executive Officer of Berkshire Health Systems, whose major affiliates are Berkshire Medical Center, Fairview Hospital and Berkshire Health Care Systems, an operator of nursing and rehabilitative care facilities throughout Berkshire County and other areas of Massachusetts, Ohio and Pennsylvania. Age 56. Director since 2006.
Directors with Terms Ending in 2011
Michael P. Daly is President and Chief Executive Officer of the Company and the Bank. Before these appointments, Mr. Daly served as Executive Vice President and Senior Loan Officer of the Bank. He has been an employee of the Bank since 1986. Age 47. Director since 2002.
David B. Farrell served as the President and Chief Executive Officer and a member of the Board of Directors of Bob’s Stores, a retail company headquartered in Meriden, Connecticut, from October 1999 until his retirement in February 2008. Bob’s Stores filed for Chapter 11 bankruptcy protection on October 22, 2003. Mr. Farrell led the company through the bankruptcy reorganization process and on December 24, 2003, Bob’s Stores emerged from bankruptcy through the sale of substantially all of its assets to a subsidiary of the TJX Companies, Inc. Age 53. Director since 2005.
Susan M. Hill is President of Hill & Thompson, P.C., a certified public accounting firm located in Manchester Center, Vermont. She served as a director of Factory Point Bancorp, Inc. and Factory Point National Bank of Manchester Center from 1992 until their acquisition by Berkshire Hills in September 2007. Age 59. Director since 2007.
Cornelius D. Mahoney served as President, Chief Executive Officer and Chairman of the Board of Woronoco Bancorp and Woronoco Savings Bank before their merger with the Company and the Bank in June 2005. He is a former Chairman of America’s Community Bankers and the Massachusetts Bankers Association and a former Director of the Federal Home Loan Bank of Boston. He was a member of the Thrift Institution Advisory Council to the Federal Reserve Board of Governors and is a past Chairman of the Board of Trustees at Westfield State College. Age 63. Director since 2005.
Catherine B. Miller was a Vice President and an owner of Wheeler & Taylor, Inc., an insurance agency with offices in Stockbridge, Great Barrington and Sheffield, Massachusetts. Ms. Miller previously held administrative and faculty appointments at the State University of New York in Albany and Simon’s Rock College of Bard in Great Barrington, Massachusetts. Age 67. Director since 1983.

Proposal 2 — Ratification of the Independent Registered Public Accounting Firm
The Audit Committee of the Board of Directors has appointed Wolf & Company, P.C. to be the Company’s independent registered public accounting firm for the 2009 fiscal year, subject to ratification by stockholders. A representative of Wolf & Company, P.C. is expected to be present at the annual meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement should he or she desire to do so.
If the ratification of the appointment of the firm is not approved by a majority of the votes cast by stockholders at the annual meeting, other independent registered public accounting firms may be considered by the Audit Committee of the Board of Directors.
The Board of Directors recommends that stockholders vote “FOR” the ratification of the appointment of Wolf & Company, P.C. as the Company’s independent registered public accounting firm for the 2008 fiscal year.
Audit Fees. The following table sets forth the fees billed to the Company for the fiscal years ended December 31, 2008 and 2007 by Wolf & Company, P.C.:

	2008	2007
Audit Fees(1)	$391,000	$311,350
Audit-Related Fees(2)	92,550	47,600
Tax Fees(3)	69,000	68,750
All Other Fees	—	—

(1)	Includes fees for the financial statement and internal control over financial reporting audits and quarterly reviews.

(2)
For 2008, consists of benefit plan audits, consents for registration statements, due diligence assistance and comfort letter issuance. For 2007, consists of fees for benefit plan audits, audit-related fees associated with the Factory Point Bancorp, Inc. merger and an audit of the Berkshire Bank and Woronoco Savings Bank employee stock ownership plans.

(3)	Consists of tax return preparation and tax-related compliance and services.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm
The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In accordance with its charter, the Audit Committee approves, in advance, all audit and permissible non-audit services to be performed by the independent registered public accounting firm. Such approval process ensures that the external auditor does not provide any non-audit services to the Company that are prohibited by law or regulation.
In addition, the Audit Committee has established a policy regarding pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm. Requests for services by the independent registered public accounting firm must be specific as to the particular services to be provided for compliance with the auditor services policy.
The request may be made with respect to either specific services or a type of service for predictable or recurring services.
During the year ended December 31, 2008, all services were approved, in advance, by the Audit Committee in compliance with these procedures.

Proposal 3 —Advisory (Non-Binding) Vote On Executive Compensation
The American Recovery and Reinvestment Act of 2009, signed into law on February 17, 2009, includes a provision requiring Capital Purchase Program’s (“CPP”) participants, during the period in which any obligation arising from assistance provided under the CPP remains outstanding, to permit a separate shareholder vote to approve the compensation of executives as disclosed pursuant to the compensation rules of the Securities and Exchange Commission. This requirement applies to any proxy, consent, or authorization for an annual or other meeting of the participant’s stockholders. Under this legislation, the stockholder vote is not binding on the board of directors of the CPP participant, and many not be construed as overruling any decision by the participant’s board of directors.
Therefore, stockholders are being given the opportunity to vote on an advisory (non-binding) resolution at the Annual Meeting to approve our executive compensation policies and procedures as described above under “Compensation Discussion and Analysis” and tabular disclosure of Named Executive compensation in the 2009 proxy statement and related material. This proposal, commonly known as a “say-on-pay” proposal, gives stockholders the opportunity to endorse or not endorse the Company’s executive pay program.
The purpose of our compensation policies and procedures is to attract and retain experienced, highly qualified executives critical to the Company’s long-term success and enhancement of stockholder value. The Board of Directors believes the Company’s compensation policies and procedures achieve this objective, and therefore recommend stockholders vote “For” the proposal.
“Resolved, that the shareholders approve the overall executive pay-for-performance compensation policies and procedures employed by the Company, as described in the Compensation Discussion and Analysis and the tabular disclosure regarding named executive compensation (together with the accompanying narrative disclosure) in this Proxy Statement.”
Is the stockholder vote binding on the Company? This is an advisory vote only, and neither the Company nor the Board of Directors will be bound to take action based upon the outcome. The Compensation Committee will consider the vote of the stockholders when considering future executive compensation arrangements.
What Is The Board’s Recommendation On Voting On This Proposal? The Board unanimously recommends that stockholders vote “For” this proposal.

Compensation Discussion and Analysis
Executive Summary
2008 was an unprecedented year for the banking industry. Margin pressures, credit issues and major stock price declines culminated with a world wide financial crisis. While many banks have been challenged in 2008, Berkshire Bancorp continued to grow and generate strong earnings, and its stock price appreciated by 19% during the year.
Major accomplishments for the organization in 2008 included:
•	Increased 2008 EPS to $2.06 representing an 8% increase over core EPS of $1.90 in 2007.

•	Increased our net interest margin to 3.44% which exceeded our 3.39% target for 2008. This was the highest annual net interest margin since 2003.
•	Improved our efficiency ratio to 61.4% in 2008 from 62.9% in 2007.
•	Maintained our credit quality consistent with our peer median average for our region.

•
Conducted a stock offering in October, 2008 that increased our market capitalization by approximately $40 million with the issuance of 1.7 million shares of common stock. This offering and earnings strength increased tangible book value per share to $15.47; up 12% over 12/31/07.

•
To ensure safety and soundness for our institution during these difficult economic times, the company issued the above common stock and also participated in the U.S. Department of Treasury’s (“Treasury”) Capital Purchase Program (“CPP”) for healthy financial institutions. This increased tangible equity/tangible assets to 9.2% up from 6.2% at December 31, 2007.

For 2008 the Company’s original target earnings per share goal was $2.16. As a result of our capital raise in October and participation in the Treasury program in December, our EPS target was adjusted to $2.08. Even with the impact of this additional capital, the Company was able to report strong earnings for 2008 and enhance our capital position, enabling us to enter 2009 in a position of strength and position us for our strategy of growth. The resulting 2008 EPS of $2.06 was less than one percent below adjusted target.
As part of the Company’s agreement with Department of Treasury, our senior executive officers signed a waiver to agree to the terms of the regulations which restrict executive compensation. In addition, we will continue to conduct regular reviews of our compensation and incentive programs for 2009 to ensure they align with our business objectives and do not motivate unnecessary and excessive risk taking that might threaten the value of our Company.
Compensation Philosophy & Objectives
Overall Philosophy and Guiding Principles
Each year, the Compensation Committee (Committee) reviews its executive compensation philosophy to ensure its current programs continue to support desired objectives. During 2008, the Committee reviewed its philosophy and confirmed that the substance of the philosophy should remain the same.
The Committee believes that the compensation provided to its executives should be appropriately competitive and aligned with the performance of the Company. Our executive compensation program is designed to attract, motivate, retain, and reward the highly-qualified individuals required to drive the Company’s growth goals and deliver value to its shareholders.

The overall principle guiding executive compensation at the Company is to provide executives with competitive, performance-based total compensation, targeted at the market median, for delivering financial and shareholder performance commensurate with industry peers. When performance exceeds our internal expectations and those of our peers, our rewards should position us closer to the 75th percentile for total compensation. The Committee conducts annual review of Company and individual performance to ensure a proper pay-performance relationship.
The Committee believes the executive total compensation program should provide an appropriate balance of fixed compensation such as base salary and benefits, with compensation that varies year to year based on achievement of our annual business goals and long-term shareholder value. To accomplish this, the Company’s executive compensation philosophy is to target base salaries at “conservatively competitive” levels. Variable or incentive rewards (i.e. annual cash plan and equity compensation) should be competitive with industry/peer practices and be designed to: (1) reward the achievement of strategic and financial goals; (2) ensure executives focus on both short and long-term performance; (3) provide balance between Company and individual performance; and (4) ensure executives have a meaningful portion of stock based compensation in order to create alignment with shareholder interests. The Company also maintains a modest benefits and perquisites program.
Compensation Decision Process
The Committee’s decisions related to executive compensation include consideration of the following factors:
•	The Company’s compensation philosophy.
•	The Company’s financial performance in terms of the attainment of both annual and long-term goals and objectives.
•	The competitiveness of executive compensation relative to Berkshire Bank’s defined peers and competitive labor market.
•	A review of executive’s total compensation and pay mix.
•	Individual performance, experience and contributions.
•	Retention considerations.
Role of the Compensation Committee, Management and the Compensation Consultant in the Executive Compensation Process
Role of the Compensation Committee
The Compensation Committee of the Board of Directors is responsible for discharging the Board’s responsibilities in executive compensation matters and for administering the Company’s incentive compensation and equity-based plans. Three members of our Board of Directors sit on the Committee, each of whom is an independent director under the NASDAQ Stock Market, Inc. listing requirements. They are John Davies (Chair), Lawrence Bossidy and Catherine Miller. Former committee member Edward McCormick retired from the Board of Directors on February 1, 2009. To fulfill its responsibilities, the Committee meets throughout the year (seven times in 2008) and also takes action by written consent. The Chair of the Committee reports on Committee actions at meetings of the Company’s Board.

The Committee reviews all compensation components for the Company’s CEO and other executive officers, including base salary, annual incentive, long-term incentives/equity, benefits and other perquisites. In addition to reviewing competitive market values, the Committee also examines the total compensation mix, pay-for-performance relationship, and how all elements, in aggregate, comprise the executive’s total compensation package.
The Committee reviews CEO performance and makes decisions regarding the CEO’s compensation. Input and data from the Senior Vice President of Human Resources and outside consultants and advisors are provided as a matter of practice and as requested by the Committee. While the CEO makes recommendations on other named executives, the Committee is ultimately responsible for approving compensation for all named executive officers. The Compensation Committee reviews its recommendations with the full Board of Directors.
The Committee has the authority and resources to obtain advice and assistance from internal or external legal, human resource, accounting or other advisors, or consultants as it deems desirable or appropriate. Details on the Committee’s functions are more fully described in its charter, which has been approved by the Board of Directors.
Role of the Compensation Consultant & Management
The Committee has direct access to outside advisors and consultants throughout the year as they relate to executive compensation. In 2008, the Committee relied on the services of compensation consulting firm Pearl Meyer & Partners and law firm Luse Gorman Pomerenk & Schick, P.C. The Committee had direct access to these advisors for issues related to executive compensation and benefits.
The Committee utilizes the services of Pearl Meyer & Partners (PM&P), an independent outside consulting firm specializing in executive compensation, to conduct compensation studies as well as ongoing updates on market trends and best practices. This information is requested and utilized as needed to support the Committee’s decisions and review processes.
The Compensation Committee periodically requests that consultants and advisors present findings or provide education on best practices and trends in the banking industry related to executive compensation.
The Compensation Committee occasionally requests one or more members of executive or senior management, such as the CEO and SVP Human Resources to be present at committee meetings where executive compensation and Company or individual performance are discussed and evaluated. Executives may provide insight, suggestions or recommendations regarding executive compensation. However, only Compensation Committee members vote on decisions regarding executive compensation.
The Compensation Committee meets with the CEO to discuss his performance and compensation package, but ultimately decisions regarding his package are made solely based upon the Compensation Committee’s deliberations, as well as input from the compensation consultant, as requested. The Compensation Committee considers recommendations from the CEO, as well as input from the compensation consultant as requested, to make decisions regarding other executives.

Competitive Benchmarking
Although the Committee reviews competitive market data annually, a comprehensive assessment may be undertaken every few years. The frequency of the comprehensive reviews will reflect the competitive landscape as well as our own growth. During 2008, Pearl Meyer & Partners was hired by the Compensation Committee to conduct a comprehensive review of its executive total compensation program. The purpose of the review is to provide an independent and objective analysis of all elements of compensation (individually and in aggregate) relative to market and peer group practices. Pay mix and an assessment of the pay for performance relationship were also reviewed and presented to the Committee.
A primary data source used in setting competitive market for the named executive officers is the information publicly disclosed by a peer group of other publicly traded banks. This peer group is recommended by Pearl Meyer & Partners and approved by the CEO and Compensation Committee to reflect banks of similar asset size and region (two factors that influence executive compensation in banks). The peer group is reviewed and updated each year as appropriate, since the comparable banks may change depending on acquisitions and business focus of the Bank or our peer institutions. Given the Company’s rapid growth and the high rate of mergers in the banking industry, the peer group has traditionally been reviewed and updated slightly from year-to-year. Overall, the goal is to have 15-20 comparative banks that provide a market perspective for executive total compensation.
The following is the peer group used in the 2008 review, conducted by Pearl Meyer & Partners:

NBT Bancorp Inc.	Community Bank System, Inc.
S&T Bancorp, Inc.	Harleysville National Corporation
Beneficial Mutual Bankcorp, Inc. (MHC)	Dime Community Bancshares, Inc.
Flushing Financial Corporation	TrustCo Bank Corp. NY
Independent Bank Corp.	WSFS Financial Corporation
Sandy Spring Bancorp, Inc.	Provident New York Bancorp
Washington Trust Bankcorp. Inc.	Tompkins Financial Corporation
Lakeland Bancorp, Inc.	Brookline Bancorp, Inc.
Sun Bancorp, Inc.
In addition to the peer group data, the Company used several other sources of data for cash compensation (base salary and incentive) to identify general compensation trends. Pearl Meyer & Partners provides comparative data from several Northeast banking association surveys as well as published industry surveys and a proprietary database of national banking compensation data. Data reflects banks representing similar asset size and region to the Company.
In addition to competitive benchmarking, the Compensation Committee dedicated a full meeting to education purposes by meeting with Pearl Meyer & Partners compensation consultant to discuss the current environment, trends and best practices in executive compensation. This exercise will be conducted annually going forward.
Risk Assessment Review
Following our acceptance in the CPP, the Company expanded its risk assessment process to comply with the Treasury’s requirement that all incentive plans be reviewed to ensure they do not motivate unnecessary and excessive risk that threatens the value of the institution. As a bank, regulated by the FDIC and Commonwealth of Massachusetts and Office of Thrift Supervision (holding company), the Company has always adhered to defined risk guidelines, practices and control to ensure the safety and soundness of the institution. Our management and board of directors conduct regular reviews of our business to ensure we are remaining within appropriate regulatory guidelines and appropriate practice, supplemented by our internal audit function. Our most recent ratings from our regulators have been favorable.

During the early months of 2009, our Chief Risk Officer, initiated a more specific risk assessment of the Company’s incentive compensation programs. The Chief Risk Officer assessed the effectiveness of the incentive plans to ensure they: (1) align with our business strategy and desired risk profile, (2) measure an appropriate balance of performance goals and objectives and (3) provide an appropriate degree of reward relative to industry practices and sound risk management principles.
TARP/CPP Executive Compensation Compliance and Restrictions
As part of our acceptance in the CPP, we have agreed to adhere to several restrictions relative to compensation for our senior executive officers (SEOs) during the time in which the Treasury holds any equity or debt securities of Berkshire Hills acquired through the CPP. At the time of acceptance in the CPP, restrictions included:
•	Provide a provision to recover any bonus or incentive compensation paid to a SEO that was based on financial statements or other performance metric criteria deemed materially inaccurate.

•	Prohibit any golden parachute payments to our SEOs.

•	Limit deductibility of compensation to $500,000 (instead of $1,000,000), without exceptions for performance-based compensation.

•	Ensure our incentive compensation programs are structured to prevent SEOs from taking inappropriate risks that threaten the value of the institution.
At the time that we entered the CPP, our senior executive officers understood that these restrictions may change and waived any claim against the United States or the Company for any changes to compensation or benefits that are required to comply with the regulations issued by the Treasury as published in the Federal Register on October 20, 2008. For these purposes, our senior executive officers are our named executive officers in our Summary Compensation Table.
In February 2009, TARP was amended by the American Recovery and Reinvestment Act of 2009. Such amendments further restrict our ability to pay executive compensation. Specifically, under the new prohibitions, we are prohibited from paying or accruing any bonus, retention award, or incentive compensation to our senior executive officers during the period that we have an outstanding obligation to the Treasury arising from the financial assistance provided under TARP CPP. This restriction continues until repayment of the Treasury’s investment, but excludes any period during which only warrants are outstanding. This restriction also does not apply to our issuance of restricted stock to such persons so long as: (i) the restricted stock does not fully vest during the TARP obligation period, (ii) has a value no greater than one-third of the total amount of “annual compensation” of the executive receiving the restricted stock and (iii) is subject to such other terms as the Treasury determines to be in the public interest.
In addition, the new legislation also expands the prohibition against paying golden parachute payments by defining a golden parachute payment as any payment to a SEO or any of the next 5 most highly compensated employees for departure from the Company for any reason, except for payments for services performed or benefits accrued. Accordingly, for as long as we participate in the CPP, our senior executive officers will not be entitled to any payments upon departure from Berkshire Hills other than payments for services performed or which were accrued at the time of departure. Regulatory guidance has not yet been issued on the restrictions set forth in the new legislation. Such guidance when issued may change the manner in which such restrictions are applied.

Compensation Components and 2008 Decisions
The Company’s compensation program consists of four main components: Base Salary, Annual Incentives, Long-Term Incentive/Equity, and Benefits and Perquisites. The following section summarizes the role of each component, how decisions are made and the resulting 2008 decision process as it relates to the named executive officers.
Base Salary
Purpose, Philosophy and Process
The Company believes the purpose of base salary is to provide competitive and fair base compensation that recognizes the executives’ role, responsibilities, experience and performance. Base salary represents fixed compensation that is targeted to be conservatively competitive with the practices of comparable financial institutions in the region. Each year our consultant, Pearl Meyer & Partners, provides pay range guidelines based on a composite of market data from a custom proxy peer group as well as other data sources of banking compensation information. Our competitive range reflects +/- 15% to 20% of the market median. The Committee uses this range in making ongoing base salary decisions for each executive.
In January of each year, the Committee reviews and sets each executive’s base pay to reflect competitive market conditions, individual experience, expertise, performance and contributions. Input from the CEO is considered in setting the executive salaries while the Committee is solely responsible for determining the CEO salary.
2008 Decisions
In 2008, the Compensation Committee reviewed executive salaries and considered salary increases on a case-by-case basis. Each executive’s salary was reviewed in consideration of the market range for the position and the relative salaries of the executive team. Salaries reflect a combination of market and internal relationships. Effective January 1, 2008, base adjustments for named executive officers were as follows:
•	CEO Michael P. Daly — increased from $400,000 to $450,000
•	CFO Kevin P. Riley — was hired mid-year 2007 and there was no change to base salary of $250,000 for 2008
•	EVP, Commercial Lending Michael J. Oleksak — increased from $225,000 to $250,000
•	EVP Risk Management, Shepard D. Rainie — increased from $170,000 to $200,000. Mr. Rainie was promoted to Executive Vice President, Chief Risk Officer on January 1, 2008.
•
President, Berkshire Insurance Group, John Millet — became COO of Berkshire Insurance in October 2007 and his salary was increased in January 2008 from $150,000 to $175,000. He was named President in August 2008 and his salary was increased to $200,000 in September 2008.

Given the market changes that evolved over the course of 2008, the Compensation Committee decided not to make salary adjustments in January 2009.

Management Incentive Plan — Annual Incentives
The following discussion is qualified in its entirety by the limitations imposed after February 17, 2009 on our ability to compensate our senior executive officers with cash incentive compensation. See discussion above under “Compensation Discussion and Analysis — TARP/CPP Executive Compensation Compliance and Restrictions.”
Purpose, Philosophy and Process
The objective of our Management Incentive Plan is to motivate and reward key members of management for achieving specific Company, department and individual goals that support the strategic plan. Rewards under this Plan represent compensation that must be earned (and re-earned each year) based on performance relative to Company and individual performance.
Company goals are defined each year and approved by the full Board. At the beginning of each year, the CEO drafts incentive goals and reviews them with the Compensation Committee. The Compensation Committee discusses the proposed Company goals with the CEO, incorporates appropriate modifications and reviews them with the full Board.
In keeping with the Company’s compensation philosophy, incentive award targets and ranges are reviewed and established annually based on the market practice of similarly sized financial institutions to provide competitive incentives for achieving performance goals. In consideration of information provided by Pearl Meyer & Partners, target incentives were developed during the 2007 review and remain the same for 2008 and 2009. The target incentives are 40% of base salary for the CEO and 25% to 35% for other executives. Actual payouts, however, will vary based on a combination of Company and individual performance. Assuming threshold Core Earnings Per Share (EPS) is achieved, each executive has the opportunity to earn between 50% — 150% of the target based on a combination of Company and individual performance.
At the end of each year, the incentive plan pool is funded based on the Company having achieved pre-determined Core EPS goal. If the earnings per share goal is achieved, the incentive plan funds at 100% of target. If EPS performance is at the threshold level, our plan funds at 50%. If EPS achieves stretch performance, our plan funds at 150%. The plan funding is determined and approved by the Compensation Committee who has the discretion to determine funding between these ranges. Once the plan pool is defined, incentive payouts are then allocated based on each executive’s individual performance. Individual performance measures vary by executive to reflect his or her role and contributions toward our goals. This design is intended to provide a balance of “team” through the overall plan funding, but allows actual allocation of the awards to vary based on individual contributions toward the Company’s success.
The CEO provides the Committee with incentive recommendations for executive officers based on their individual performance relative to specific goals set for them at the start of the year. The Committee determines the CEO award and approves the executive officer awards. The Compensation Committee retains the discretion to modify all forms of incentive payouts based on significant individual or Company performance shortfalls. Likewise, the Committee retains the discretion to increase payouts and/or consider special awards for significant achievements, including but not limited to superior asset management, investment or strategic accomplishment and/or consummation of beneficial acquisitions. The committee also has the discretion to make the award, or a portion of the award, payable in the form of equity, which helps executives achieve ownership guidelines.

2008 Decisions
The Company’s actual Core EPS performance for 2008 was $2.06. This result placed our EPS performance just below the adjusted target of $2.08. As a result, the incentive plan pool was reduced slightly from target. Once the pool fund was known, individual awards were developed based on individual performance. As a result of adjusting the incentive goal, the non-equity incentive awards do not qualify as performance based compensation under Section 162(m) of the Internal Revenue Code, which disallows deductions for compensation (other than performance based compensation) paid to our named executive officers in excess of one million dollars.
Individual performance is measured based on specific goals set for each executive at the beginning of the fiscal year. Goals varied by executive but generally consist of a combination of financial and operational goals. Actual awards considered achievements relative to individual performance and the overall incentive pool available for incentive payouts. As a result of the slightly reduced bonus funding, overall executives generally received slightly less than their individual bonus target.
Awards were paid on January 28, 2009 to reflect 2008 performance.
The following incentive awards were approved by the Committee for named executive officers:
•
CEO Michael P. Daly — $150,000 for achieving strong performance in one of the most challenging banking environments in the history of the industry and country. This represents a reduction of approximately 17% from the target bonus.

•
CFO Kevin P. Riley — $80,000 for his role in improving the overall performance of the Company by providing more insightful financial information and building new leadership teams in his areas of responsibility of finance, operations and technology.

•
EVP, Commercial Lending Michael J. Oleksak — $75,000 for maintaining growth and asset quality of the commercial loan portfolio during a difficult environment and overseeing the introduction of new banking products which enhanced fee revenue. In order to support the Company’s stock ownership guidelines for executives, $45,000 of his bonus was paid in cash and $30,000 was issued in the form of restricted stock which will vest fully in one year.

•
EVP Shepard D. Rainie — $60,000 for imbedding an enterprise-wide risk culture by building our compliance and loan workout teams while mitigating the overall risk profile of the company. In order to support the Company’s stock ownership guidelines for executives, $30,000 of his bonus was paid in cash and $30,000 was issued as restricted stock which will vest fully in one year

•
Berkshire Insurance President, John Millet’s incentive payout was postponed due to his newness in the role and will be considered later in the year so that performance can be more fully assessed relative to the insurance subsidiary’s results under his management.

Long-Term Incentive/Equity Compensation
The following discussion is qualified in its entirety by the limitation imposed after February 17, 2009 on our ability to compensate our senior executive officers with incentive compensation. See discussion above under “Compensation Discussion and Analysis — TARP/CPP Executive Compensation Compliance and Restrictions.”
Purpose, Philosophy and Process
The Company’s long-term incentive program is designed to provide incentives that reward and align executives with long-term interests of the Company and shareholders. Executives are considered for annual equity awards in the form of stock options and/or restricted stock as part of the Company’s 2003 Equity Compensation Plan. Awards are granted based on consideration of competitive market practice, Company performance, and individual performance. The Compensation Committee is authorized, at its discretion, to grant stock options and shares of restricted stock in proportion and upon such terms and conditions as the Committee may determine.
We believe equity awards can be an effective way to align executives with shareholder interests, provide reward for superior performance and encourage stock ownership. In addition, equity awards provide executives with a long-term view of performance that is critical in today’s environment. Our equity programs are also designed to encourage retention by vesting awards over several years.
2008 Decisions
During 2008, the Company received approval to amend its 2003 Equity Compensation Plan to increase the number of shares by 200,000. The amended Plan was approved at the Company’s annual shareholder meeting of Stockholders in May. The plan will be used in subsequent years to support our philosophy of providing long-term performance incentives to key executives.
In January 2008, the Compensation Committee approved equity awards in the form of restricted stock for key executives. The rationale for providing restricted stock was to balance our goals to support shareholder alignment, ownership, performance and retention. Award values are based on a target incentive (defined as a percentage of base salary) that reflects the market median for each role. Actual awards were granted as follows:
•	50% of the award vests incrementally over three years

•	50% of the award to be earned at target level of performance based on the Company’s achievement of its core earnings per share goal at the end of 2008, with total vesting over three years.
The performance component is earned based on one year performance (i.e. 2008) with a subsequent “trail vesting” such that the earned award vests over a total of three years. This structure was felt to effectively balance our desire to reward executives for driving shareholder value (as measured by core earnings per share), while recognizing the challenge of setting long-term goals in today’s fluid business environment. In aggregate the Committee believes the equity compensation program has a strong balance of performance, retention, ownership and shareholder alignment.
The 2008 grants awarded in January are summarized in our “Grants of Plan Based Awards Table” on page 31.
At the end of 2008, performance was reviewed to determine if the performance award was earned. Actual performance fell within range of the adjusted EPS target and the Committee felt that despite a difficult banking environment, the company’s considerable accomplishments in 2008 warranted 100% payout of performance based shares. One third of the grant will vest effective January 30, 2009 with the remaining two thirds vesting equally in 2010 and 2011.

Benefits and Perquisites
Purpose, Philosophy and Process
The Company provides select executives with perquisites and other executive benefits that the Compensation Committee believes are reasonable and consistent with its overall compensation philosophy. The Compensation Committee reviews the Company’s total benefits package on a regular basis to determine the competitiveness and appropriateness of providing executive benefits. During 2008 executive perquisites were reviewed and minor changes were made to provide more internal consistency and better manage costs.
The Company continues to maintain a supplemental retirement arrangement with Mr. Daly that provides a benefit designed to restore benefits capped by IRS limits on qualified plans.
All named executive officers are eligible for modest perquisites such as automobile allowance, financial planning and country club dues.
Late in 2008, the Committee approved implementing a modest supplemental disability policy for Mr. Daly to provide replacement benefits consistent with the value provided to employees under the Company benefit plan but reduced due to benefits caps. It is anticipated the actual benefit will be implemented in 2009.
Stock Practices and Policies
Ownership Guidelines
The board of Directors believes that it is in the best interest of the Company and its shareholders to align the financial interests of Company executives and directors with those of stockholders. At the end of 2008, Stock Ownership Guidelines were implemented for Section 16 Executives and Directors of the Company that require the following minimum investment in Company common stock:

Directors:	Four times (4X) the annual cash retainer
President and CEO:	Four and a half times (4.5X) the annual base salary
All Other Executives:	Two and a half times (2.5X) the annual base salary
Stock holdings are expected to be achieved within four (4) years (i.e. by the end of 2012) or the starting date of the individual, whichever is later.
Stock ownership for Executives and Directors will be reviewed annually as part of the annual executive performance evaluation process and as part of the board review. These guidelines will allow for extenuating circumstances and discretion in the evaluation process. The Compensation Committee shall be responsible for the periodic review of the policy. Any changes to the policy will require the approval of the Board of Directors.
At this time the CEO and CFO meet the target stock ownership guidelines, which shows confidence in the company’s long term viability. Other executives are relatively new to the Company and plan to achieve the ownership goals within the designated time.

Option Granting Practices
The Compensation Committee considers whether to make stock option grants and/or award other forms of equity during December of each year. However, grants may be made at other times during the year based on specific circumstances such as a new hire, a specific contractual commitment or a change in position or responsibility. Under our current plan, which was approved by shareholders in 2008, the exercise price of an option is the closing market price on the grant date. The grant date for grants determined by the Compensation Committee at its meeting in January is January 30. For other grants made during the year, the grant date is the first business day after the close of each quarter. The decision of the Compensation Committee to have the grants be effective on a uniform date in the future is designed to: (1) provide for administrative convenience for the Company to track the vesting and exercisability of its stock awards; and (2) prevent any appearance that the Committee is acting on a particular date to provide for a lower exercise price for stock options based on changes in the Company’s market price.
As a general matter, the Compensation Committee’s process is independent of any consideration of the timing of the release of material nonpublic information, including with respect to the determination of grant dates or the stock option exercise prices. The Compensation Committee’s decisions are reviewed and ratified by the full Board of Directors. Similarly, the Company has never timed the release of material nonpublic information with the purpose or intent to affect the value of executive compensation.
Impact of Accounting and Tax on the Form of Compensation
The Compensation Committee and management consider the accounting and tax (individual and corporate) consequences of the compensation plans prior to making changes to the plans.
The Compensation Committee has considered the impact of the Statement of Financial Accounting Standards No. 123(R), as issued by the FASB in 2004, on the Company’s use of equity incentives as a key retention tool.
Section 162(m) of the Internal Revenue Code limits deduction of compensation paid to named executive officers to $1,000,000 unless the compensation is “performance-based.” In the Company’s case, base salary and time vested restricted stock are not considered performance-based vehicles and would not be a deductible compensation expense. Based on the current salaries and awards, the Company does not feel 162(m) will be triggered for our CEO or executive officers. Section 162(m) of the Internal Revenue Code was modified for TARP CPP recipients. Under new Section 162(m), Berkshire Hills is not entitled to a Federal income tax deduction in excess of $500,000 for compensation earned by ay of our Named Executive Officers during any year that TARP applies to the Company. For these purposes, compensation includes performance-based compensation otherwise excepted from Section 162(m), commissions and “deferred deduction executive remuneration” (e.g., deferred compensation) that is promised in the applicable tax year but paid in a later tax year.

Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis that is required by the rules established by the Securities and Exchange Commission. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.
As a participant in the United States Department of Treasury’s TARP Capital Purchase program, the Compensation Committee certifies that it has reviewed with its Chief Risk officer the SEO incentive compensation arrangements and has made reasonable efforts to ensure that such arrangements do not encourage SEO’s to take unnecessary and excessive risks that threaten the value of the financial institution.
Compensation Committee of the Board of Directors of
Berkshire Hills Bancorp, Inc.
John B. Davies, Chair
Lawrence A. Bossidy
Catherine B. Miller

Executive Compensation
Summary Compensation Table
The following table provides information concerning total compensation earned or paid to the chief executive officer, the chief financial officer and the three other most highly compensated executive officers of the Company who served in such capacities at December 31, 2008. These five officers are referred to as the named executive officers in this proxy statement.

								Change in
								Pension Value
								and
								Nonqualified
						Non-Equity		Deferred
				Stock	Option	Incentive		Compensation	All Other
		Salary	Bonus	Awards	Awards	Plan		Earnings	Compensation
Name and Principal Position	Year	($)	($)	($)(7)	($)(8)	Compensation		($)(9)	($)(10)	Total ($)
Michael P. Daly	2008	$450,000		$218,407	$—	$150,000		$144,546	$81,798	$1,044,751
President and Chief Executive	2007	400,000	160,000	355,007	51,020			189,272	63,740	1,219,039
Officer	2006	400,000	135,000	301,845	42,962			107,930	57,335	1,045,072

Kevin P. Riley(1)	2008	250,000		86,727	—	$80,000		—	26,912	443,639
Executive Vice President,	2007	59,769	110,000	12,875	—			—	78,668	261,312
Chief Financial Officer, Treasurer and Secretary

John S. Millet(2)	2008	200,000	—	36,691	—			—	23,175	259,866
President, Berkshire	2007	150,000	40,000	35,229	—			—	10,177	235,406
Insurance Group	2006	133,415	—	15,483	—			—	3,836	152,734

Michael J. Oleksak(3)	2008	250,000		61,064	—	$45,000	(5)	—	24,209	380,273
Executive Vice President	2007	225,000	70,000	47,157	—			—	12,068	354,225
	2006	175,385	—	—	—			—	32,500	207,885

Shepard D. Rainie (4)	2008	200,000		41,411	—	$30,000	(6)	—	18,134	289,545
Executive Vice President, Chief Risk Officer

(1)	Mr. Riley was appointed as the Executive Vice President, Chief Financial Officer, Treasurer and Secretary of the Company and Bank on August 1, 2007.

(2)	Mr. Millet, became Chief Operating Officer of Berkshire Insurance Group on October 25, 2007 and was appointed President of Berkshire Insurance Group on August 1, 2008.

(3)	Mr. Oleksak joined the Company on February 8, 2006. (4) Mr. Rainie was appointed as an Executive Vice President and Chief Risk Officer on January 7, 2008.

(5)
Excludes $30,000 earned under the non-equity incentive plan which was converted into 1,276 shares of restricted stock having a market value of $30,000. These restricted shares were granted on January 30, 2009 and vest on January 30, 2010.

(6)
Excludes $30,000 earned under the non-equity incentive plan which was converted into 1,276 shares of restricted stock having a market value of $30,000. These restricted shares were granted on January 30, 2009 and vest on January 30, 2010.

(7)
Reflects the compensation expense recognized for financial statement reporting purposes in accordance with FAS 123(R) on outstanding restricted stock for each of the named executive officers. The amounts were calculated based on the Company’s stock price on the date of grant as summarized below:

Grant Date	Stock Price

January 30, 2006	$33.78
February 24, 2006	33.19
October 2, 2006	35.93
January 30, 2007	33.70
October 1, 2007	30.90
January 30, 2008	22.29

When shares become vested and are distributed from the trust in which they are held, the recipient will also receive an amount equal to accumulated cash and stock dividends (if any) paid with respect thereto, plus earnings thereon.

(8)
Reflects the compensation expense recognized for financial statement reporting purposes in accordance with FAS 123(R) for outstanding stock options for each of the named executive officers. The Company uses the Black-Scholes option pricing model to estimate its compensation cost for stock options. The assumptions used to estimate the value of the options included in this column are summarized below:

	Risk-Free		Expected	Dividend
Grant Date	Interest Rate	Expected Life	Volatility	Yield	Fair Value

January 30, 2003	3.85%	10 years	20.34%	1.85%	$6.15
January 1, 2007	4.68%	6 years	19.00%	1.85%	$7.67

The actual value, if any, realized by an executive officer from any option will depend on the extent to which the market value of the common stock exceeds the exercise price of the option on the date the option is exercised. Accordingly, there is no assurance that the value realized by an executive officer will be at or near the value estimated above.

(9)
This amount consists of $143,054 attributable to the aggregate change in the actuarial present value of Mr. Daly’s accumulated benefit during 2008 and $1,492 attributable to non-qualified deferred compensation earnings.

(10)	Details of the amounts reported in the “All Other Compensation” column for 2008 are provided in the table below.

	Mr. Daly		Mr. Riley		Mr. Millet		Mr. Oleksak		Mr. Rainie
Employer contributions to 401(k) Plan	$16,100		$6,524		$12,151		$12,305		$13,440
Dividends paid on stock awards	41,465		1,054		1,123		1,041		770
Perquisites	24,233	(a)	19,335	(b)	9,900	(c)	16,363	(d)	3,929	(e)

(a)	Consists of automobile allowance of $7,763; financial planning service of $7,800; club dues of $5,970; gas card of $2,055and LTD gross up $645.

(b)	Consists of automobile allowance of $9,000; financial planning service of $1,000; club dues of $8,210; gas card of $480 and LTD gross up $645.

(c)	Consists of automobile allowance of $9,000 gas card of $256 and LTD gross up $645.

(d)	Consists of automobile allowance of $9,000 gas card of $1,218, LTD gross up $645 and club dues of $5500.

(e)	Consists of automobile allowance of $3,115; gas card of $169 and LTD gross up $645.

Grants of Plan-Based Awards
The following table provides information concerning all award grants made to the Company’s named executive officers in 2008.
Grants of Plan-Based Awards

								All Other	All Other
								Stock	Option
		Estimated Future Payouts			Estimated Future Payouts			Awards:	Awards:
		Under Non-Equity Incentive			Under Equity Incentive Plan			Number	Number of	Exercise or	Grant Date
		Plan Awards			Awards			of Shares	Securities	Base Price	Fair Value
				Maxi-			Maxi-	of Stock	Underlying	of Option	of Stock
	Grant	Threshold	Target	mum	Threshold	Target	mum	of Units	Options	Awards	and Option
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	Awards (1)

Michael P. Daly	1/30/08	90,000	180,000	270,000	2,804	5,608	8,412	5,608	—	—	$125,002
President & CEO	1/30/08										$125,002

Kevin P. Riley	1/30/08	43,750	87,500	131,250	1,122	2,244	3,366	2,244	—	—	$50,019
EVP, CFO & Treasurer	1/30/08										$50,019

John Millet,	1/30/08	—	—	—	561	1,122	1,682	1,122	—	—	$25,009
President & CEO — BIG	1/30/08										$25,009

Michael Oleksak	1/30/08	43,750	87,500	131,250	897	1,795	2,692	1,795	—	—	$40,010
EVP, Commercial	1/30/08										$40,010

Shepard D. Rainie	1/30/08	35,000	70,000	105,000	785	1,571	2,356	1,571	—	—	$35,018
EVP, Chief Risk Officer	1/30/08										$35,018

(1)
Completed in accordance with FAS 123(R) and therefore represents the market value of the shares on the date of grant, based upon the Company’s closing stock price of $22.29. Fair value shown for awards granted at threshold, target and maximum levels represents fair value at target level of achievement.

Employment Agreements
In 2008, Mr. Daly’s employment agreements with each of Berkshire Hills and Berkshire Bank were amended and restated into a singe employment agreement with both entities and the term was increased from two to three years. The combined employment agreement was also updated to conform to the requirements of Section 409A of the Internal Revenue Code. The three-year Term extends daily unless the Board of Directors or Mr. Daly gives the other party written notice of non-renewal. The employment agreements provide for a base salary which is reviewed at least annually. Mr. Daly’s current base salary is $450,000. In addition to the base salary, the employment agreements provide for, among other things, participation in stock and employee benefit plans and fringe benefits applicable to executive personnel. See “Potential Post-Termination Benefits” for a discussion of the benefits and payments Mr. Daly may receive upon his termination of employment.

Change in Control Agreements
The Company and the Bank each maintain a change in control agreement with Messrs. Millet, Oleksak, Riley and Rainie. In 2008, the change in control agreements with each executive were amended and restated to bring them into compliance with Section 409A of the Internal revenue Code and were consolidated into a single three-party agreement among Berkshire Bank, Berkshire Hills and each executive. Each of the change in control agreements for Messrs. Millet, Oleksak, Riley and Rainie has a term of three years and is renewable annually for an additional year at the sole discretion of the Boards of Directors of the Bank and the Company. See “Potential Post-Termination Benefits” for a discussion of the benefits and payments Messrs. Millet, Oleksak, Riley and Rainie may receive upon their termination of employment.
Outstanding Equity Awards at Fiscal Year-End
The following table provides information concerning unexercised options and stock awards that have not vested for each named executive officer as of December 31, 2008.

	Option Awards				Stock Awards
	Number of	Number of
	Securities	Securities					Market Value
	Underlying	Underlying			Number of		of Shares or
	Unexercised	Unexercised	Option		Shares or Units		Units of Stock
	Options	Options	Exercise	Option	of Stock That		That Have Not
	(#)	(#)	Price	Expiration	Have Not Vested		Vested
Name	Exercisable	Unexercisable	($)	Date	(#)		($)

Michael P. Daly	8,519	—	$16.75	1/30/2011	1,666	(1)	51,413
	41,481	—	22.30	1/30/2013	6,054	(2)	186,826
	6,000	—	37.80	1/30/2014	11,216	(3)	346,126

Kevin P. Riley	—	—	—	—	3,333	(2)	102,856
					4,487	(3)	138,469

John S. Millet	—	—	—	—	500	(1)	15,430
					1,187	(2)	36,631
					2,244	(3)	69,250

Michael J. Oleksak	—	—	—	—	500	(4)	15,430
					2,375	(5)	73,293
					3,590	(3)	110,787

Shepard D. Rainie	—	—	—	—	1,187	(2)	36,631
					1,000	(6)	30,860
					3,141	(3)	96,931

(1)	Vests in 3 equal annual installments commencing on January 30, 2007.

(2)	Vests in 3 equal annual installments commencing on January 30, 2008.

(3)	Vests in 3 equal annual installments commencing on January 30, 2009.

(4)	Vests in 3 equal annual installments commencing on February 24, 2007.

(5)	Vests in 5 equal annual installments commencing on January 30, 2008.

(6)	Vests in 3 equal annual installments commencing on July 1, 2008.

Option Exercises and Stock Vested
The following table provides information concerning stock option exercises and the vesting of stock awards for each named executive officer, on an aggregate basis, during 2008.

	Option Awards		Stock Awards
	Number of		Number of
	Shares		Shares
	Acquired	Value Realized	Acquired	Value Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)	(#)	($)

Michael P. Daly	—	—	7,026	$156,610
			1,576	35,129
			1,667	37,157
			2,018	44,981

Kevin P. Riley	—	—	1,667	50,277

John S. Millet	—	—	1,094	24,385

Michael J. Oleksak	—	—	594	13,240
			500	11,650

Shepard D. Rainie	—	—	594	13,240
			500	11,525
Pension Benefits
The following table provides information with respect to each plan that provides for payments or benefits in connection with the retirement of a named executive officer.

			Present Value of
		Number of Years	Accumulated Benefit
Name	Plan Name	Credited Service	($)

Michael P. Daly	Berkshire Bank Supplemental Executive Retirement Plan	23	$854,315

(1)
The material assumptions used to calculate the accumulated benefit were: the 1994 Group Annuity Mortality Reserve Table for post-retirement mortality; no pre-retirement mortality; and a 6.0% discount rate pre- and post-retirement.

The Bank maintains a supplemental retirement arrangement with Mr. Daly to provide him with an annual retirement benefit following separation from service (other than for cause) on or after attaining age 62. The normal retirement benefit equals 46.6% of Mr. Daly’s average total salary and bonus paid during any three consecutive completed calendar years preceding termination of employment that produce the highest annual benefit. If Mr. Daly separates from service on or after age 55 for reasons other than death, disability or following a change in control, he would receive an early retirement benefit based on the annual retirement benefit described above, reduced by 5% for each year by which his age at termination is less than age 62.

Nonqualified Deferred Compensation
The following table provides information with respect to each deferred compensation plan in which the named executive officers participated during fiscal year 2008.

Aggregate Balance
	Aggregate Earnings			at Last
	in Last Fiscal Year		Aggregate	Fiscal Year End
Name	($)		Withdrawals/Distributions(2)	($)

Michael P. Daly	$1,492	(1)	$213,696	$—

(1)
The amount disclosed in the earnings column represents interest earned and dividends paid. Such amount is reported as compensation for Mr. Daly for the fiscal year ended December 31, 2008 under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table.

(2)	Mr. Daly’s entire SERP account was distributed on February 20, 2008.
The Bank maintained the Berkshire Bank Supplemental Executive Retirement Plan (the “SERP”) to provide restorative payments to executives designated by the Board of Directors who were prevented from receiving the full matching contribution under the 401(k) Plan due to the legal limitations imposed on tax-qualified plans. The plan also provided for restorative benefits related to the Bank’s employee stock ownership plan. However, in connection with the termination of the employee stock ownership plan, the SERP was terminated and shares held in trust were distributed to Mr. Daly on February 20, 2008, the only participant in the SERP.
Potential Post-Termination Benefits
The discussion below regarding potential post-termination payments is qualified in its entirely by the requirements of the American Recovery and Reinvestment Act enacted February 17, 2009. The American Recovery and Reinvestment Act amended Section 111 of the Emergency Economic Stabilization Act of 2008 to prohibit a TARP recipient, such as Berkshire Hills, from making any golden parachute payment to a senior executive officer or any of the next 5 most highly-compensation employees during the period in which any obligation arising from financial assistance provided under the TARP remains outstanding. For these purposes, the term golden parachute payment means any payment to a senior executive officer for departure from a company for any reason, except for payments for services performed or benefits accrued. Accordingly, until further guidance is issued or we repay our TARP funding, the payments described below cannot be made.
Payments Made Upon Termination for Cause. If Mr. Daly is terminated for cause (as defined under his employment agreement), he will receive his base salary, through the date of termination and retain the rights to any vested benefits subject to the terms of the plan or agreement under which those benefits are provided.
Payments Made Upon Termination without Cause or for Good Reason. If the Company or the Bank chooses to terminate Mr. Daly’s employment for reasons other than for cause, or if he resigns from the Company or the Bank under specified circumstances that would constitute constructive termination, Mr. Daly (or, upon his death, his beneficiary) would be entitled to receive an amount equal to the remaining base salary and incentive compensation payments, including amounts related to stock-based compensation, due for the remaining term of the employment agreement and the contributions that would have been made on his behalf to any employee benefit plans of the Company and the Bank during the remaining term of the employment agreement. The Company and the Bank would also continue and/or pay for life, medical, health, dental and disability coverage for Mr. Daly and his covered dependents until the earliest of his death, employment with another employer or the end of the remaining term of the employment agreements. Upon termination of Mr. Daly’s employment under these circumstances, he must adhere to a one-year non-competition, as well as a non-disclosure restriction.

Payments Made Upon Disability. If Mr. Daly becomes disabled and begins to receive benefits under the long-term disability insurance policy maintained by the Bank, Mr. Daly will also receive continued medical and life insurance coverage for three years following his termination of employment. Commencing in 2008, Berkshire Bank assisted Mr. Daly in purchasing a supplemental disability policy owned by Mr. Daly. In the event of his disability, Mr. Daly will receive compensation under the long-term disability policy maintained by the Berkshire Bank and the supplemental policy owned by Mr. Daly.
Under his supplemental retirement arrangement with Berkshire Bank, if Mr. Daly separates from service due to disability, he will receive the normal retirement benefit, regardless of his age at the time of separation from service. Mr. Daly has elected to receive his normal or early retirement benefit in the form of an actuarially equivalent lump sum payment. The agreement provides that benefit payments will commence not later than 60 days following Mr. Daly’s separation from service.
Upon termination due to disability, outstanding stock options granted pursuant to our 2001 Stock-Based Incentive Plan and 2003 Equity Compensation Plan automatically vest and remain exercisable until the earlier of one year from the date of termination due to disability or the expiration date of the stock options. Restricted stock awards granted to these officers under the plan also vest in full upon termination due to disability.
Payments Made Upon Death. Under his employment agreement, in the event of Mr. Daly’s death, his estate is entitled to receive his base salary for an additional six months. Additionally, his dependents’ medical coverage will be paid for six months.
Under his supplemental retirement arrangement with Berkshire Bank, if Mr. Daly dies while employed by the Bank, his estate will receive the normal retirement benefit, regardless of his age at the time of death. Mr. Daly has elected to receive his normal or early retirement benefit in the form of an actuarially equivalent lump sum payment. The agreement provides that benefit payments will commence not later than 60 days following Mr. Daly’s separation from service.
Upon termination due to death, outstanding stock options granted pursuant to our 2001 Stock-Based Incentive Plan and 2003 Equity Compensation Plan automatically vest and remain exercisable until the earlier of one year from the date of death or the expiration date of the stock options. Restricted stock awards granted to these officers under the plan also vest in full upon death.
Payments Made Upon a Change in Control. Under Mr. Daly’s employment agreement, if voluntary termination (upon circumstances discussed in the agreement) or involuntary termination follows a change in control of the Company or the Bank, Mr. Daly (or, upon his death, his beneficiary) would be entitled to a severance payment equal to the greater of: (1) the payments and benefits due for the remaining term of the agreement; or (2) three times the average of his annual compensation (as described in the agreement) for the five preceding taxable years. In addition, for a period of 36 months following a change in control, Mr. Daly (and his dependents (if any)) would be entitled to continued life, non-taxable medical and disability coverage substantially identical to the coverage received before the change in control. Mr. Daly’s change in control benefits also include the use of any club membership or automobile or other perquisite that was in place at the time of the change in control through the remaining term of the agreement and will be entitled to purchase the perquisite at the end of the term. Mr. Daly’s employment agreement also provides that upon his termination of employment following a change in control, Mr. Daly will be entitled to the employer contributions he would have received under the 401(k) plan had he continued his employment for the remaining term of his agreement. Mr. Daly would also be entitled to receive a tax indemnification payment from Berkshire Hills if payments under the employment agreements trigger liability under Section 280G of the Internal Revenue Code for the excise tax applicable to “excess parachute payments.” Under applicable law, the excise tax is triggered by change in control-related payments that equal or exceed a “base” amount that is three times the executive’s average taxable income over the five years preceding the change in control (“280G Limit”). The excise tax equals 20% of the amount of the payment in excess of the executive’s base amount.

Under his supplemental retirement arrangement with Berkshire Bank, if Mr. Daly separates from service following a change in control, he will receive the normal retirement benefit, regardless of his age at the time of separation from service. Upon termination in connection with a change in control, Mr. Daly will receive the payment in a lump sum benefit. The agreement provides that benefit payments will commence not later than ten days following the change in control; provided, however, that if Mr. Daly is a “specified employee” as defined in Section 409A of the Internal Revenue Code), the benefit will not commence until six months after his separation from service.
Messrs. Millet, Oleksak, Riley and Rainie have entered into change in control agreements with Berkshire Hills and Berkshire Bank. The change in control agreements provide that if involuntary termination, other than for cause, or voluntary termination (upon the occurrence of circumstances specified in the agreements) follows a change in control of the Company or the Bank, the executive would be entitled to a cash severance payment and continued health benefits. If his employment is terminated following a change in control, each executive would be entitled to a cash severance payment equal to three times his average annual compensation for the five years preceding the change in control and life insurance and non-taxable medical, dental and disability coverage substantially identical to the coverage maintained for the executive prior to his termination of employment for 36 months following his termination of employment. In addition, each executive would also be entitled to receive a tax indemnification payment if payments under the change in control agreements trigger liability under Section 280G of the Internal Revenue Code for the excise tax applicable to “excess parachute payments.” In addition, each executive must comply with a one-year non-competition and non-disclosure provision following their receipt of severance payments under the agreements
In the event of a change in control of Berkshire Hills or Berkshire Bank, outstanding stock options granted pursuant to our 2001 Stock-Based Incentive Plan and 2003 Equity Compensation Plan automatically vest and, if the option holder is terminated other than for cause within 12 months of the change in control, will remain exercisable until the expiration date of the stock options. Restricted stock awards granted to these officers under the plan also vest in full upon a change in control. The value of the accelerated options and restricted stock grants count towards each executive’s 280G Limit.

The following table provides the amount of compensation payable to Mr. Daly for each of the situations listed below.

	Payments Due Upon
			Change in
			Control
		Termination	With
	Termination	Without	Termination
	For Cause	Cause	of Employment	Disability	Death

Base Salary	$—	$—	$—	$—	$225,000
Bonuses	—	—	—	—	—
Health and welfare benefits	—	—	—	46,589	7,180

Severance payments and benefits:
Base salary and bonuses	—	1,800,000	1,800,000
401(k) contribution	—	48,300	48,300
Health and welfare benefits	—	46,589	46,589
Other fringe benefits	—	72,699	72,699
Value of acceleration of unvested equity awards	—	584,365	584,365
Payment under SERP	—		3,382,685	3,382,685	3,382,685
Section 280G tax gross-up	—	—	2,274,288	—	—
The following table provides the amount of compensation payable to Messrs. Millet, Oleksak, Riley and Rainie upon their termination of employment in connection with a change in control.

	Mr. Riley	Mr. Oleksak	Mr. Millet	Mr. Rainie

Severance payments and benefits:
Annual compensation	$1,098,484	$1,117,816	$550,589	$616,219
401(k) contribution	19,572	36,915	36,453	40,320
Health and welfare benefits	46,589	5,882	33,574	24,368
Value of acceleration of unvested equity awards	241,325	199,510	121,311	164,422
Section 280G tax gross-up	423,720	465,422	232,437	253,147
Other Information Relating to Directors and Executive Officers
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10% of any registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. These individuals are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.
Based solely on its review of the copies of the reports it has received and written representations provided to the Company from the individuals required to file the reports, the Company believes that each of its executive officers and directors has complied with applicable reporting requirements for transactions in Company common stock during the fiscal year ended December 31, 2008, except for one late report filed by director Bossidy with respect to one stock purchase, and one late report filed by Mr. Daly, director, president and chief executive officer, with respect to one stock purchase.

Transactions with Related Persons
The Sarbanes-Oxley Act of 2002 generally prohibits loans by the Company to its executive officers and directors. However, the Sarbanes-Oxley Act contains a specific exemption from such prohibition for loans by the Bank to its executive officers and directors in compliance with federal banking regulations. Federal regulations require that all loans or extensions of credit to executive officers and directors of insured financial institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and must not involve more than the normal risk of repayment or present other unfavorable features. The Bank is therefore prohibited from making any new loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public. Notwithstanding this rule, federal regulations permit the Bank to make loans to executive officers and directors at reduced interest rates if the loan is made under a benefit program generally available to all other employees and does not give preference to any executive officer or director over any other employee.
Pursuant to the Company’s Audit Committee Charter, the Audit Committee periodically reviews, no less frequently than quarterly, a summary of the Company’s transactions with directors and executive officers of the Company and with firms that employ directors, as well as any other related person transactions, for the purpose of recommending to the disinterested members of the Board of Directors that the transactions are fair, reasonable and within Company policy and should be ratified and approved. For the 2008 fiscal year, the Company was not engaged in any transactions with related persons of a type or in such amount that was required to be disclosed pursuant to applicable Securities and Exchange Commission rules and regulations, except for the six-month consulting agreement the Company entered into with director Farrell on December 15, 2008, pursuant to which Mr. Farrell provides certain consulting services relating to the wealth management and insurance operations of the Company and its subsidiaries. Under the consulting agreement, Mr. Farrell receives a monthly fee of $20,835, and will be eligible to receive a bonus based on successful performance of his consulting duties.
Also, in accordance with banking regulations, the Board of Directors reviews all loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such person and his or her related interests, exceed $500,000 and such loan must be approved in advance by a majority of the disinterested members of the Board of Directors. Additionally, pursuant to the Company’s Code of Ethics and Business Conduct, all executive officers and directors of the Company must disclose any existing or emerging conflicts of interest to the Company’s General Counsel. Such potential conflicts of interest include, but are not limited to, the following: (i) the Company conducting business with or competing against an organization in which a family member of an executive officer or director has an ownership or employment interest and (ii) the ownership of more than 1% of the outstanding securities or 5% of total assets of any business entity that does business with or is in competition with the Company.
Procedures Governing Related Persons Transactions
We maintain Procedures Governing Related Person Transactions, which are a written set of procedures for the review and approval of transactions involving related persons. Under these procedures, related persons consist of directors, director nominees, executive officers, persons or entities known to us to be the beneficial owner of more than five percent of any outstanding class of the voting securities of the Company or immediate family members or certain affiliated entities of any of the foregoing persons.

Transactions covered by the procedures consist of any financial transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, in which:
•	the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year;
•	the Company is, will, or may be expected to be a participant; and
•	any related person has or will have a direct or indirect material interest.
The procedures exclude certain transactions, including:
•
any compensation paid to an executive officer of the Company if such compensation is disclosed according to the proxy rules of the Securities and Exchange Commission or the Compensation Committee of the Board approved (or recommended that the Board approve) such compensation;

•	any compensation paid to a director of the Company if such compensation is disclosed according to the proxy rules of the Securities and Exchange Commission;
•
any transaction with a related person involving the extension of credit provided in the ordinary course of the Company’s business and on substantially the same terms as those prevailing at the time for comparable services provided to unrelated third parties. However, loans on nonaccrual status or that are past due, restructured or potential problem loans are not considered excluded transactions;

•
any transaction with a related person in which the amounts due from the related person are for purchases of goods and services subject to usual trade terms, for ordinary business travel and expense payments and for other transactions in the ordinary course of business;

•	any transaction with a related person in which the rates or charges involved are determined by competitive bids;
•	any transaction with a related person involving services as a bank depository of funds, transfer agent, registrar, trustee under a trust indenture or similar services;
•
any transaction with a related person involving the rendering of services as a common or contract carrier or public utility, at rates or charges fixed in conformity with law or governmental authority; and

•
any transaction in which the interest of the related person arises solely from the ownership of a class of equity securities and all holders of that class of equity services received the same benefit on a pro rata basis.

Related person transactions will be reviewed by the Audit Committee. In connection with its review, the Audit Committee will consider all relevant factors, including:
•	whether the terms of the proposed transaction are at least as favorable to the Company as those that might be achieved with an unaffiliated third party;
•	the size of the transaction and the amount of consideration payable to the related person;
•	the nature of the interest of the related person;
•	whether the transaction may involve a conflict of interest as defined in the Company’s Code of Business Conduct; and
•	whether the transaction involves the provision of goods and services to the Company that are available from unaffiliated third parties.

For each periodic review of related persons transactions, the Audit Committee will determine if the transactions were fair, reasonable, and within Company policy and will recommend to the disinterested members of the Board of Directors that they should be ratified and approved or make such other recommendation to the Board of Directors as the Audit Committee deems appropriate. If any transaction recommended for ratification and approval by the Audit Committee is not ratified and approved by the Board of Directors, the Secretary of the Audit Committee will provide a report to the Audit Committee setting forth information about the Board’s actions.
Submission of Business Proposals and Stockholder Nominations
The Company must receive proposals that stockholders seek to include in the proxy statement for the Company’s next annual meeting no later than November 26, 2009. If next year’s annual meeting is held on a date more than 30 calendar days from May 7, 2010, a stockholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation for such annual meeting. Any stockholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.
The Company’s bylaws provide that, in order for a stockholder to make nominations for the election of directors or proposals for business to be brought before the annual meeting, a stockholder must deliver notice of such nominations and/or proposals to the Corporate Secretary not less than 90 days before the date of the annual meeting. However, if less than 100 days’ notice or prior public disclosure of the date of the annual meeting is given to stockholders, such notice must be received not later than the close of business of the tenth day following the day on which notice of the date of the annual meeting was mailed to stockholders or prior public disclosure of the meeting date was made. A copy of the bylaws may be obtained from the Company.
Stockholder Communications
The Company encourages stockholder communications to the Board of Directors and/or individual directors. All communications from stockholders should be addressed to Berkshire Hills Bancorp, Inc., 24 North Street, P.O. Box 1308, Pittsfield, Massachusetts 01202. Communications to the Board of Directors should be in the care of Kevin P. Riley, Corporate Secretary. Communications to individual directors should be sent to such director at the Company’s address. Stockholders who wish to communicate with a Committee of the Board should send their communications to the care of the Chair of the particular committee, with a copy to Lawrence A. Bossidy, the Chair of the Corporate Governance/Nominating Committee. It is in the discretion of the Corporate Governance/Nominating Committee whether any communication sent to the full Board should be brought before the full Board.
Miscellaneous
The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company. Additionally, directors, officers and other employees of the Company may solicit proxies personally or by telephone. None of these persons will receive additional compensation for these activities.
The Company’s Annual Report to Stockholders has been included with this proxy statement. Any stockholder who has not received a copy of the Annual Report may obtain a copy by writing to the Corporate Secretary of the Company. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated by reference into this proxy statement.

If you and others who share your address own your shares in “street name,” your broker or other holder of record may be sending only one annual report and proxy statement to your address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a stockholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she should contact the broker or other holder of record. If you own your shares in “street name” and are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting your broker or other holder of record.
Whether or not you plan to attend the annual meeting, please vote by marking, signing, dating and promptly returning the enclosed proxy card in the enclosed envelope.
OTHER MATTERS
The Board of Directors is not aware of any business to come before the annual meeting other than the matters described above in the Proxy Statement. However, if any matters should properly come before the annual meeting, it is intended that the holders of the proxies will act in accordance with their best judgment.

REVOCABLE PROXY
BERKSHIRE HILLS BANCORP, INC.
ANNUAL MEETING OF STOCKHOLDERS
May 7, 2009
10:00 a.m., Local Time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints the official proxy committee of Berkshire Hills Bancorp, Inc. (the “Company”), consisting of Rodney C. Dimock, Catherine B. Miller and David E. Phelps or any of them, with full power of substitution in each, to act as proxy for the undersigned, and to vote all shares of common stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Stockholders to be held on May 7, 2009 at 10:00 a.m., local time, at the Crowne Plaza Hotel, One West Street, Pittsfield, Massachusetts and at any and all adjournments thereof, with all of the powers the undersigned would possess if personally present at such meeting as follows:
1.	The election as directors of all nominees listed (unless the “For All Except” box is marked and the instructions below are complied with).
Wallace W. Altes, Lawrence A. Bossidy, D. Jeffrey Templeton and Corydon L. Thurston

FOR ALL
FOR	WITHHOLD	EXCEPT

☐	☐	☐
INSTRUCTION: To withhold your vote for any individual nominee, mark “FOR ALL EXCEPT” and write that nominee’s name on the line provided below.

2.	The ratification of the appointment of Wolf & Company, P.C. as the independent registered public accounting firm of Berkshire Hills Bancorp, Inc. for the fiscal year ending December 31, 2009.

FOR	AGAINST	ABSTAIN

☐	☐	☐
3.	To give advisory (non-binding) approval of executive compensation.

FOR	AGAINST	ABSTAIN

☐	☐	☐
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy, properly signed and dated, will be voted “FOR” each of the proposals listed. If any other business is presented at the Annual Meeting, including whether or not to adjourn the meeting, this proxy will be voted by the proxies in their judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting. This proxy also confers discretionary authority on the Proxy Committee of the Board of Directors to vote (1) with respect to the election of any person as director, where the nominees are unable to serve or for good cause will not serve and (2) matters incident to the conduct of the meeting.

Dated:	SIGNATURE OF STOCKHOLDER

SIGNATURE OF CO-HOLDER (IF ANY)
Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY
IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

[Berkshire Hills Bancorp, Inc. Letterhead]
Dear Participant:
As a participant in the Berkshire Bank 401(k) Plan (“401(k) Plan”) who invests in Berkshire Hills Bancorp, Inc. common stock through the 401(k) Plan, you are entitled to direct the 401(k) Plan trustee how to vote the shares of Berkshire Hills Bancorp, Inc. (“Company”) common stock credited to your plan account.
On behalf of the Board of Directors of Berkshire Hills Bancorp, Inc., I am forwarding you the enclosed GREEN voting instruction card to convey your voting instructions to the 401(k) Plan trustee on the proposals to be presented at the Annual Meeting of Stockholders of Berkshire Hills Bancorp, Inc. to be held on May 7, 2009. Also enclosed is a Notice and Proxy Statement for the Annual Meeting of Berkshire Hills Bancorp, Inc. Stockholders and a copy of the Company’s Annual Report to Stockholders.
The 401(k) Plan trustee will vote the shares of Company common stock credited to your accounts as directed on the enclosed GREEN voting instruction card as long as the trustee receives your instructions by April 27, 2009. If you do not direct the trustee how to vote your shares of Company common stock, the trustee will vote your shares in a manner calculated to most accurately reflect the instructions received from other participants.
Please complete and sign the enclosed voting instruction card for the 401(k) Plan and return it in the enclosed postage-paid envelope no later than April 27, 2009. Your vote will not be revealed, directly or indirectly, to any employee or director of the Company or Berkshire Bank.
Sincerely,
Michael P. Daly
President and Chief Executive Officer

VOTING INSTRUCTION CARD
BERKSHIRE HILLS BANCORP, INC. — 401(k) PLAN
ANNUAL MEETING OF STOCKHOLDERS
May 7, 2009
10:00 a.m., Local Time

The undersigned hereby directs the Trustee(s) to vote all shares of common stock of Berkshire Hills Bancorp, Inc. (the “Company”) credited to the undersigned’s account(s), for which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on May 7, 2009 at 10:00 a.m., local time, at the Crowne Plaza Hotel, One West Street, Pittsfield, Massachusetts and at any and all adjournments thereof, as follows:
1.	The election as directors of all nominees listed (unless the “For All Except” box is marked and the instructions below are complied with).
Wallace W. Altes, Lawrence A. Bossidy, D. Jeffrey Templeton and Corydon L. Thurston

FOR ALL
FOR	WITHHOLD	EXCEPT

☐	☐	☐
INSTRUCTION: To withhold your vote for any individual nominee, mark “FOR ALL EXCEPT” and write that nominee’s name on the line provided below.

2.	The ratification of the appointment of Wolf & Company, P.C. as the independent registered public accounting firm of Berkshire Hills Bancorp, Inc. for the fiscal year ending December 31, 2009.

FOR	AGAINST	ABSTAIN

☐	☐	☐
3.	To give advisory (non-binding) approval of executive compensation.

FOR	AGAINST	ABSTAIN

☐	☐	☐
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.

Date:	Participant sign above
PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS VOTING INSTRUCTION
CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

[Berkshire Hills Bancorp, Inc. Letterhead]
Dear Stock Award Recipient:
On behalf of the Board of Directors of Berkshire Hills Bancorp, Inc. (the “Company”), I am forwarding you the attached YELLOW vote authorization form provided for you to convey your voting instructions to First Bankers Trust Services, Inc. (the “Trustee”) on the proposals to be presented at the Annual Meeting of Stockholders of Berkshire Hills Bancorp, Inc. to be held on May 7, 2009. Also enclosed is a Notice and Proxy Statement for the Annual Meeting of Stockholders and a copy of the Company’s Annual Report to Stockholders.
You are entitled to vote all unvested shares of restricted Company common stock awarded to you under the Berkshire Hills Bancorp, Inc. 2001 Stock-Based Incentive Plan and/or the Amended and Restated 2003 Equity Compensation Plan (collectively referred to as the “Incentive Plan”) that are unvested as of March 10, 2009. The Incentive Plan Trustee will vote these shares of Company common stock held in the Incentive Plan Trust in accordance with instructions it receives from you and other Stock Award Recipients.
To direct the voting of the unvested shares of Company common stock awarded to you under the Incentive Plan, you must complete and sign the attached YELLOW vote authorization form and return it in the enclosed postage-paid envelope no later than April 27, 2009.
Sincerely,
Michael P. Daly
President and Chief Executive Officer

VOTE AUTHORIZATION FORM
I understand that First Bankers Trust Services, Inc., the Trustee, is the holder of record and custodian of all unvested restricted shares of Berkshire Hills Bancorp, Inc. (the “Company”) common stock awarded to me under the Berkshire Hills Bancorp, Inc. 2001 Stock-Based Incentive Plan and/or the Amended and Restated 2003 Equity Compensation Plan (collectively referred to as the “Incentive Plan”). Further, I understand that my voting instructions are solicited on behalf of the Company’s Board of Directors for the Annual Meeting of Stockholders to be held on May 7, 2009.
Accordingly, please vote my shares as follows:
1.	The election as directors of all nominees listed (unless the “For All Except” box is marked and the instructions below are complied with).
Wallace W. Altes, Lawrence A. Bossidy, D. Jeffrey Templeton and Corydon L. Thurston

FOR ALL
FOR	WITHHOLD	EXCEPT

☐	☐	☐
INSTRUCTION: To withhold your vote for any individual nominee, mark “FOR ALL EXCEPT” and write that nominee’s name on the line provided below.

2.	The ratification of the appointment of Wolf & Company, P.C. as the independent registered public accounting firm of Berkshire Hills Bancorp, Inc. for the fiscal year ending December 31, 2009.

FOR	AGAINST	ABSTAIN

☐	☐	☐
3.	To give advisory (non-binding) approval of executive compensation.

FOR	AGAINST	ABSTAIN

☐	☐	☐
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.
The Incentive Plan Trustee is hereby authorized to vote any unvested shares awarded to me as indicated above.

Date	Signature
Please date, sign and return this form in the enclosed envelope no later than April 27, 2009.

[Berkshire Hills Bancorp, Inc. Letterhead]
Dear Participant:
As a participant in the Berkshire Bank Employee Stock Ownership Plan (“ESOP”), you are entitled to direct the ESOP trustee how to vote the shares of Berkshire Hills Bancorp, Inc. (“Company”) common stock credited to your plan account.
On behalf of the Board of Directors of Berkshire Hills Bancorp, Inc., I am forwarding you the enclosed BLUE vote authorization form to convey your voting instructions to the ESOP trustee on the proposals to be presented at the Annual Meeting of Stockholders of Berkshire Hills Bancorp, Inc. to be held on May 7, 2009. Also enclosed is a Notice and Proxy Statement for the Annual Meeting of Stockholders and a copy of the Company’s Annual Report to Stockholders.
The ESOP trustee will vote the shares of Company common stock credited to your account as directed on the enclosed BLUE vote authorization form as long as the trustee receives your instructions by April 27, 2009. If you do not direct the trustee how to vote your shares of Company common stock, the trustee will vote your shares in a manner calculated to most accurately reflect the instructions received from other participants.
Please complete and sign the enclosed vote authorization form for the ESOP and return it in the enclosed postage-paid envelope no later than April 27, 2009. Your vote will not be revealed, directly or indirectly, to any employee or director of the Company or Berkshire Bank.
Sincerely,
Michael P. Daly
President and Chief Executive Officer

VOTE AUTHORIZATION FORM
BERKSHIRE HILLS BANCORP, INC. — ESOP
ANNUAL MEETING OF STOCKHOLDERS
May 7, 2009
10:00 a.m., Local Time

The undersigned hereby directs the Trustee to vote all shares of common stock of Berkshire Hills Bancorp, Inc. (the “Company”) credited to the undersigned’s account, for which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on May 7, 2009 at 10:00 a.m., local time, at the Crowne Plaza Hotel, One West Street, Pittsfield, Massachusetts, and at any and all adjournments thereof, as follows:
1.	The election as directors of all nominees listed (unless the “For All Except” box is marked and the instructions below are complied with).
Wallace W. Altes, Lawrence A. Bossidy, D. Jeffrey Templeton and Corydon L. Thurston

FOR ALL
FOR	WITHHOLD	EXCEPT

☐	☐	☐
INSTRUCTION: to withhold your vote for any individual nominee, mark “FOR ALL EXCEPT” and write that nominee’s name on the line provided below.

2.	The ratification of the appointment of Wolf & Company, P.C. as the independent registered public accounting firm of Berkshire Hills Bancorp, Inc. for the fiscal year ending December 31, 2009.

FOR	AGAINST	ABSTAIN

☐	☐	☐
3.	To give advisory (non-binding) approval of executive compensation.

FOR	AGAINST	ABSTAIN

☐	☐	☐
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.

Date:	Participant sign above
Please date, sign and return this form in the enclosed envelope no later than April 27, 2009.